                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of September 28, 2001, among Activision, Inc., a Delaware corporation
("Activision"), Activision Publishing, Inc., a Delaware corporation ("Activision
Publishing"), Treyarch Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Activision ("Merger Subsidiary"), Treyarch Invention LLC, a
California limited liability company ("Treyarch"), Don Likeness, Peter Akemann,
Eric Steinmann and Shawn Capistrano (collectively, the "Principal Members") and
Eric Steinmann, as representative of the persons listed on Schedule 1 hereto
(the "Employee Members") (the "Representative"). For purposes of this Agreement, the Principal Members and the Employee Members hereinafter are individually referred to as a "Member" and collectively referred to as the "Members".
Treyarch and Merger Subsidiary are sometimes referred to herein as the
"Constituent Corporations."

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Members own all of the membership interests in Treyarch; and

     WHEREAS, the respective Boards of Directors of Activision and Merger
Subsidiary and the Managing Members of Treyarch each have determined that a business combination between Treyarch, Activision and Merger Subsidiary is fair to and in the best interests of their respective companies and stockholders and accordingly have approved this Agreement and agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1. The Merger. On the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined in Section 1.3 hereof),
Treyarch shall be merged with and into Merger Subsidiary in accordance with this
Agreement and the separate existence of Treyarch shall thereupon cease (the
"Merger"). Merger Subsidiary shall be the surviving corporation in the Merger
(Merger Subsidiary, after the Effective Time, is sometimes hereinafter referred to as the "Surviving Corporation"). From and after the Effective Time, all the rights and property of each of the Constituent Corporations shall vest in the
Surviving Corporation and the Surviving Corporation shall be subject to all the debts and liabilities of the Constituent Corporations. The Merger shall have the effects provided in this Agreement and the applicable provisions of the Delaware
General Corporation Law ("DGCL") and the California Limited Liability Company
Law ("LLCL").

     1.2. The Closing. On the terms and subject to the conditions of this
Agreement, the closing of the Merger (the "Closing") shall be held at the offices of Activision, 3100 Ocean Park Boulevard, Santa Monica, California, at
10:00 a.m., local time, on the date hereof, with the Closing to become effective as of October 1, 2001. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." All transactions required to occur at the
Closing shall be deemed to have occurred simultaneously, and no such transaction shall be deemed to have occurred until all have occurred.

     1.3. Effective Time. If all the conditions to the Merger set forth in
Article 5 shall have been fulfilled or waived in accordance herewith, the parties hereto shall cause an Agreement of Merger and officers' certificates satisfying the requirements of Section 17552 of the LLCL to be properly executed, verified and delivered for filing in accordance with the LLCL on the
Closing Date and (ii) a Certificate of Merger satisfying the requirements of
Section 252 of the DGCL to be properly executed, verified and delivered for filing in accordance with the DGCL on the Closing Date. The Merger shall become effective upon the acceptance for record of the Agreement of Merger by the
Secretary of State of the State of California in accordance with the LLCL and the acceptance for record of Certificate of Merger by the Secretary of State of the State of Delaware in accordance with the DGCL (but not earlier than the
Closing Date) or at such later time which the parties hereto shall have agreed upon and designated in such filings in accordance with applicable law as the effective time of the Merger (the "Effective Time").

     1.4. Articles of Incorporation; By-Laws. (a) Articles of Incorporation. The
Articles of Incorporation of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving
Corporation (except that the name of the Surviving Corporation shall be
"Treyarch Corporation"), until duly amended in accordance with applicable law.

     (b) By-Laws. The By-laws of Merger Subsidiary in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation (except that the name of the Surviving Corporation shall be "Treyarch Corporation"), until duly amended in accordance with its terms or the Articles of Incorporation of the Surviving Corporation and as provided by applicable law.

     1.5. Directors and Officers. (a) Directors. The directors of Merger
Subsidiary immediately prior to the Effective Time shall automatically become the directors of the Surviving Corporation as of the Effective Time.

     (b) Officers. The officers of Merger Subsidiary immediately prior to the
Effective Time shall automatically become the officers of the Surviving
Corporation as of the Effective Time.

     1.6. Dissenting Shares. The Members hereby waive all dissenters' rights of appraisal set forth in Section 17600 of the LLCL (the "Appraisal Rights").

     1.7. Tax Consequences. It is intended by the parties hereto that the Merger will constitute a reorganization within the meaning of Section 368(a) of the
Internal Revenue Code of 1986, as amended (the "Code"), and the parties intend to report the Merger consistent therewith. The parties hereto hereby adopt this
Agreement as a "plan of reorganization" within the meaning of Section 1.368-2(g)
and 1.368-3(a) of the United States Treasury Regulations.

                                   ARTICLE II

                   CONVERSION OF SHARES; MERGER CONSIDERATION

     2.1. Conversion of Merger Subsidiary Shares. At the Effective Time, each share of common stock, $.01 par value per share, of Merger Subsidiary that is issued and outstanding immediately prior to the Effective Time will remain one share of common stock, $.01 par value per share, of the Surviving Corporation that is

                                      -2-

issued and outstanding immediately after the Effective Time, and such shares will be the only shares of capital stock of the Surviving Corporation that are issued and outstanding immediately after the Effective Time.

     2.2. Merger Consideration. (a) Within five (5) business days of the
Effective Time, by virtue of the Merger and without any action on the part of
Activision, Merger Subsidiary, Treyarch or the Members, each Member shall receive the shares of Common Stock, par value $.000001 per share, of Activision
(the "Activision Common Stock") set forth opposite such Member's name on
Schedule 2.2(a). The shares of Activision Common Stock to be issued in connection with the Merger are sometimes referred to as the "Activision Shares."

     (b) If, prior to the first anniversary of the date of this Agreement, the closing price of the Activision Common Stock on the Nasdaq National Market
("NASDAQ"), or on such Subsequent Market on which the shares of Activision
Common Stock are then listed or quoted, is not greater than or equal to the
Maximum Price per share for a period of five (5) consecutive trading days, then the Members shall receive as additional merger consideration 54,685 shares of
Activision Common Stock (the "Additional Activision Shares"). The Additional
Activision Shares shall be distributed pro rata to the Members in accordance with their percentage ownership interest as reflected on the second column of
Schedule 2.2(a). For purposes of this subsection, "Subsequent Market" shall mean the Nasdaq Smallcap Market, New York Stock Exchange or American Stock Exchange.
If the shares of Activision Common Stock are not then listed or quoted on the
NASDAQ or a Subsequent Market, then the closing price of Activision Common Stock shall be as reported in the over-the-counter market (as reported by the National
Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices). If the shares of Activision Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the closing price of Activision Common Stock shall be as reported in the "Pink
Sheet" quotes. For purposes of this Agreement, "Maximum Price" shall mean $34.50 per share, subject to adjustment for any stock splits, reverse splits, recapitalizations or similar transactions occurring after the Closing which are made in good faith by the Board of Directors of Activision.

     (c) In the event that the conditions set forth in Section 6.2(c)(i) with respect to Spider-Man (as defined below) have been met, then, concurrently with any release of the Spider-Man Holdback Shares (as defined below) pursuant to
Section 6.2(c)(i), the Members shall receive, in addition to the Activision
Shares received pursuant to Section 2.2(a), the number of shares of Activision
Common Stock equal to ten percent (10%) of the aggregate number of shares of
Spider-Man Holdback Shares which have been released pursuant to Section
6.2(c)(i). Such shares issued pursuant to this subsection shall be distributed pro rata to the Members in accordance with their percentage ownership interest as reflected on the second column of Schedule 2.2(a).

     (d) In the event that the conditions set forth in Section 6.2(c)(i)(ii)
with respect to Minority Report (as defined below) have been met, then, concurrently with any release of the Minority Report Holdback Shares pursuant to
Section 6.2(c)(ii), the Members shall receive, in addition to the Activision
Shares received pursuant to Section 2.2(a), the number of shares of Activision
Common Stock equal to ten percent (10%) of the aggregate number of shares of
Minority Report Holdback Shares which have been released pursuant to Section
6.2(c)(ii). Such shares issued pursuant to this subsection shall be distributed pro rata to the Members in accordance with their percentage ownership interest as reflected on the second column of Schedule 2.2(a).

     (e) In the event that the conditions set forth in Section 6.2(c)(iii) with respect to Kelly Slater's Pro Surfer (as defined below) have been met, then, concurrently with any release of the Kelly Slater Holdback Shares (as defined below) pursuant to Section 6.2(c)(iii), the Members shall receive, in addition to the Activision Shares received pursuant to Section 2.2(a), the number of shares of Activision Common Stock equal to ten percent (10%) of the aggregate number of shares of Kelly Slater Holdback Shares which have been released pursuant to Section 6.2(c)(iii). Such shares issued pursuant to this subsection shall be distributed

                                      -3-

pro rata to the Members in accordance with their percentage ownership interest as reflected on the second column of Schedule 2.2(a).

     (f) No fractional shares of Activision Common Stock shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional shares of
Activision Common Stock pursuant to this Agreement, the number of shares of
Activision Common Stock issuable under the terms of this Agreement shall be rounded to the nearest whole share.

     2.3. Employees. Each of the employees of Treyarch set forth in Schedule 2.3
(the "Employee Holders") shall become entitled to the Activision Shares set forth opposite such Employee Holder's name pursuant to Treyarch's Standard
Equity Sharing Plan (the "Equity Sharing Plan").

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF TREYARCH AND THE MEMBERS

     Treyarch and the Members hereby represent and warrant to Activision,
Activision Publishing and the Merger Subsidiary as follows (except that the representation set forth in Section 3.3(b) shall be made by Treyarch and each
Member individually with respect to himself or herself):

     3.1. Organization. Treyarch is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California.
Treyarch has all requisite power and authority to carry on its business as it is now being conducted and to own or lease and to operate its properties. Except as set forth in Schedule 3.1, Treyarch is not qualified to transact business as a foreign corporation or other entity in any jurisdiction, and neither the nature of the property owned or leased by it nor the nature of the business conducted by it makes any such qualification necessary, other than such failures which do not and would not individually or in the aggregate have a Material Adverse
Effect on Treyarch. True and complete copies of the Articles of Organization and
Amended and Restated Operating Agreement of Treyarch have previously been delivered or made available to Activision. For purposes of this Agreement,
"Material Adverse Effect" with respect to a person or entity shall mean a material adverse effect on the business, assets, properties, financial condition or results of operations of such person or entity (in the case of Activision,
Activision and its Subsidiaries taken as a whole), or on the ability of any person or entity timely to consummate the transactions contemplated hereby.

     3.2. Authorization, Validity and Effect of Agreement. Each of Treyarch and
the Members has all requisite power and authority to execute, deliver and perform this Agreement and to consummate their respective obligations and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Treyarch and the Members and the consummation of the transactions contemplated hereby have been duly authorized by any and all necessary corporate action of Treyarch and by the Members and no other action on the part of Treyarch or the Members is necessary to authorize the execution, delivery and performance of this Agreement by Treyarch or the Members and the consummation of the transactions contemplated hereby. Treyarch has delivered to
Activision true and complete copies of the resolutions of the Managing Members authorizing the execution, delivery and performance of this Agreement, the
Merger and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Treyarch and the Members and constitutes the valid and binding obligation of Treyarch and the Members, enforceable against Treyarch and the Members in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

                                      -4-

     3.3. Capitalization. (a) Schedule 2.2(a) hereto sets forth the percentage interest in Treyarch owned by each Member. There are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of Treyarch, and no subscriptions, warrants, options, calls, rights
(pre-emptive or other) or other arrangements or commitments obligating Treyarch to issue or dispose of any of its equity securities or any ownership interest therein.

     (b) Each of the Members hereby represents and warrants that such Member owns the percentage interest in Treyarch set forth in such Member's respective signature page to the Member Side Agreement among Treyarch, the Representative,
Shawn Capistrano and the Members (the "Member Side Agreement") executed on or prior to the date of this Agreement.

     3.4. No Subsidiaries. Treyarch does not have any direct or indirect
Subsidiaries. For purposes of this Agreement, "Subsidiary" when used with respect to any party shall mean any corporation, partnership, joint venture, business trust or other entity, of which such party or a Subsidiary of such party, directly or indirectly, owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

     3.5. Other Interests. Treyarch does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business trust or other entity (other than investments in short-term investment securities).

     3.6. No Violation. The execution, delivery and performance by Treyarch and the Members of this Agreement do not, and the consummation by Treyarch and the
Members of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, conflict with or violate (i) any provision of law, rule or regulation to which the Members or Treyarch are subject, (ii) any order, judgment, injunction or decree binding upon or applicable to the Members or Treyarch or binding upon the assets or properties of the Members or Treyarch, (iii) any provision of the Articles of Organization or the Operating Agreement of Treyarch, or (iv) other than the consents and filings provided for in this Agreement, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not individually or in the aggregate have a Material Adverse
Effect on Treyarch.

     3.7. Investment Intent. (a) The Activision Common Stock to be issued to the
Members in connection with the Merger and Activision Common Stock to be issued to the Employee Holders pursuant to the Equity Sharing Plan is being acquired by such Member or Employee Holder for his or her own account, for investment purposes only and not with a view to the distribution of such shares or with any present intention of distributing any of such shares within the meaning of the
Securities Act of 1933, as amended (the "Securities Act"), or reselling in violation of any other applicable securities laws, it being understood that the shares of Activision Common Stock to be issued to the Members and Employee
Holders under this Agreement have not been registered under the Securities Act, and therefore cannot be sold unless registered under the Securities Act or unless an exemption from registration is available, and also subject to further restrictions under the provisions of Sections 6.1 and 6.2 hereof and the
Warranty Escrow Agreement (as defined in Section 6.2). Each of the Members and
Employee Holders will execute and deliver to Activision at or prior to the
Closing an investment letter to that effect, the form of which is attached as
Exhibit A-1 to this Agreement.

     (b) Each Member who is an "accredited investor" ("Accredited Investor"), as that term is defined in Rule 501(a) of Regulation D of the Securities Act, will have completed, executed and delivered to

                                      -5-

Activision prior to or at the Closing an accredited investor agreement in the form attached hereto as Exhibit A-3 ("Accredited Investor Agreement"), and all
of the representations and other information contained in the Accredited
Investor Agreement executed by such Member are true, complete and correct in all respects. Each Member who is not an Accredited Investor ("Non-Accredited
Investor") will have completed, executed and delivered to Activision prior to or at the Closing a non-accredited investor agreement in the form attached hereto as Exhibit A-4 ("Non-Accredited Investor Agreement"), and all of the
representations and other information contained in the Non-Accredited Investor
Agreement executed by such Non-Accredited Investor are true, complete and correct in all respects.

     (c) Each person that is a "purchaser representative" (a "Purchaser
Representative") as that term is defined in Section 501(h) of Regulation D of the Securities Act will have completed, executed and delivered to Activision prior to or at the Closing a purchaser representative questionnaire in the form attached hereto as Exhibit A-5 ("Purchaser Representative Questionnaire").

     3.8. Financial Statements; Undisclosed Liabilities. (a) Treyarch and the
Members have delivered to Activision an unaudited balance sheet of Treyarch as of June 30, 2001 and as of December 31, 2000, and the related statements of income and expense for the years then ended (collectively, the "Financial
Statements").

     (b) The Financial Statements have been prepared in accordance with sound accounting principles consistently followed throughout the periods indicated.
The Financial Statements are correct and complete in all material respects and fairly present the financial position and the results of operations of Treyarch as of the respective dates thereof and for the respective periods indicated.
Except as set forth in Schedule 3.8(b), Schedule 3.10 or elsewhere in this
Agreement or as disclosed, reflected or reserved against in the Financial
Statements, Treyarch does not have any liabilities, commitments or obligations
(secured or unsecured and whether accrued, absolute, contingent or otherwise and whether due or to become due) which are not reflected on the Financial
Statements, other than any liabilities, commitments or obligations incurred after the date of the Financial Statements in the ordinary course of business and which do not have a Material Adverse Effect on Treyarch. The assets of
Treyarch are fairly valued on the Financial Statements.

     3.9. Litigation. Except as set forth in Schedule 3.9 hereto, there are (i)
no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Treyarch or the Members is a party or by which any of their respective properties or assets are bound or likely to be affected and (ii) no actions, suits or proceedings pending against Treyarch or the
Members or to which any of their respective properties or assets are subject or, to the knowledge of the Members, threatened against Treyarch or the Members or to which any of their respective properties or assets are subject, at law or in equity, that in each such case could, individually or in the aggregate, have a
Material Adverse Effect on Treyarch.

     3.10. Absence of Certain Changes. Except as set forth in Schedule 3.10 hereto, since June 30, 2001, Treyarch has conducted its business only in the ordinary course of such business and consistent with past practices and there has not been any:

     (a) material adverse change in the financial condition, properties, assets
(including intangible assets), businesses, operations or results of operations of Treyarch;

     (b) amendment or change in the Articles of Organization or Operating
Agreement of Treyarch;

     (c) incurrence, creation or assumption by Treyarch of (i) any mortgage, deed of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other

                                      -6-

encumbrance of any kind on any of the assets or properties of Treyarch; or (ii)
any obligation or liability of any indebtedness for borrowed money;

     (d) issuance or sale of any debt or equity securities of Treyarch, or the issuance or grant of any options, warrants or other rights to acquire from
Treyarch, directly or indirectly, any debt or equity securities of Treyarch;

     (e) payment or discharge by Treyarch of any security interest, lien, claim, or encumbrance of any kind on any asset or property of Treyarch, or the payment or discharge of any liability that was not either shown or reflected on the
Financial Statements or Schedule 3.10 or incurred in the ordinary course of
Treyarch's business after June 30, 2001 in an amount in excess of $10,000 for any single liability to a particular creditor;

     (f) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Treyarch other than a license or sale of any product or products of
Treyarch made in the ordinary course of Treyarch's business;

     (g) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a
Material Adverse Effect on Treyarch;

     (h) increase in the compensation payable or to become payable to any of the officers, directors, or employees of Treyarch, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation, the Equity Sharing Plan (as defined below), and any stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents, other than the amounts set forth in Schedule
2.2(a), Schedule 2.3, amounts agreed to in the Letter of Intent, dated August
31, 2001 between Treyarch and Activision Publishing, or as otherwise approved by
Activision Publishing;

     (i) obligation or liability incurred by Treyarch to any of its officers, directors or stockholders except for normal and customary compensation and expense allowances payable to officers in the ordinary course of Treyarch's business consistent with past practice;

     (j) making by Treyarch of any loan, advance or capital contribution to, or any investment in, any officer, director or Member of Treyarch or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

     (k) entering into, amendment of, relinquishment, termination or non-renewal by Treyarch of any contract (other than the Software Development Agreement dated as of August 20, 2001 with Visual Concepts, a copy of which has been provided to
Activision), lease, transaction, commitment or other right or obligation other than in the ordinary course of its business or any written or oral indication or assertion by the other party thereto of any material problems with Treyarch's services or performance under such contract, lease, transaction, commitment or other right or obligation or of such other party's demand to amend, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

     (l) material change in the manner in which Treyarch extends discounts, credits or warranties to customers or otherwise deals with its customers;

                                      -7-

     (m) entering into by Treyarch of any transaction, contract or agreement that by its terms requires or contemplates a required minimum current and/or future financial commitment, expenses (inclusive of overhead expenses) or obligation on the part of Treyarch involving in excess of $10,000 (provided that the amount of such financial commitments and expenses for all such transactions, contracts or agreements does not exceed $50,000 in the aggregate) or that is not entered into in the ordinary course of Treyarch's business, or the conduct of any business or operations by Treyarch that is other than in the ordinary course of Treyarch's business; or

     (n) license, transfer or grant of a right under any Treyarch Intellectual
Property (as defined in Section 3.19 below), other than those licensed, transferred or granted in the ordinary course of business consistent with its past practices.

     3.11. Taxes. Except as set forth in Schedule 3.11 hereto or where such failure would not, individually or in the aggregate, have a Material Adverse
Effect on Treyarch:

     (a) Treyarch has paid or caused to be paid all federal, state, local, foreign, and other taxes, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), owed or accrued by it and due and payable through the date hereof (including any Taxes payable pursuant to
Treasury Regulation 1.1502-6 (and any similar state, local or foreign provision)).

     (b) Treyarch has timely filed all federal, state, local and foreign tax returns (collectively "Tax Returns") required to be filed by it through the date hereof, and all such returns accurately set forth the amount of any taxable income, and any state franchise taxes relating to the applicable period.

     (c) Except as set forth in Schedule 3.11(c), Treyarch has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Member or other party.

     (d) The Financial Statements reflect adequate reserves for Taxes payable by
Treyarch for all taxable periods and portions thereof through the date of such financial statements.

     (e) Since the date of the Financial Statements, Treyarch has made sufficient accrual for Taxes in accordance with sound accounting principles with respect to periods for which Tax Returns have not been filed and has paid sufficient estimated Taxes in respect thereof.

     (f) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from Treyarch for any taxable period and there have been no deficiencies proposed, assessed or asserted for such Taxes.

     (g) There are no closing agreements that could affect Taxes of Treyarch for periods after the Effective Time pursuant to Section 7121 of the Code or any similar provision under state, local or foreign tax laws.

     (h) No audit or other proceedings by any court, governmental or regulatory authority or similar authority has occurred, been asserted or is pending and
Treyarch has not received notice that any such audit or proceeding may be commenced.

                                      -8-

     (i) No election has been made or filed by or with respect to, and no consent to the application of, Section 341(f)(2) of the Code has been made by or with respect to, Treyarch or any of its properties or assets.

     (j) Treyarch has not agreed to, or filed application for, or is required to make, any changes or adjustment to its accounting methods, other than the filing of an IRS Form 8832, pursuant to which Treyarch shall seek election to be taxed as a corporation.

     (k) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Treyarch.

     (l) Neither Treyarch nor any of its Subsidiaries (i) is a party to any agreement providing for the allocation, sharing or indemnification of Taxes;
(ii) is required to include in income any adjustment pursuant to Section 481(a)
of the Code by reason of a voluntary change in accounting method initiated by
Treyarch or any Subsidiary, nor does Treyarch have any knowledge that the IRS has proposed any such adjustment or change in accounting method; or (iii) is or has been a United States real property holding company (as defined in Section
897(c)(2) of the Code) during the applicable period specified in Section
897(c)(1)(ii) of the Code.

     (m) Neither Treyarch nor any of its Subsidiaries has distributed the stock of any company in a transaction satisfying the requirements of Section 355 of the Code.

     (n) All transactions that could give rise to an understatement of U.S.
federal income tax within the meaning of Section 6662 of the Code have been adequately disclosed in accordance with Section 6662 of the Code.

     (o) There is no contract, agreement, plan or arrangement covering any
Person that, individually or collectively, could give rise to, nor will the consummation of the transactions contemplated hereby obligate Treyarch or any of its Subsidiaries to make, the payment of any amount that would not be deductible by Treyarch or any Subsidiary thereof by reason of Section 280G of the Code.

     3.12. Books and Records. (a) The books of account and other financial records of Treyarch are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Financial Statements.

     (b) The minute books and other records of Treyarch that have been, or will be prior to the Closing, made available to Activision, contain accurate records of all meetings and accurately reflect all other action of the Managing Members and Members.

     3.13. Properties. (a) Treyarch does not own any real property. Schedule
3.13(a) hereto sets forth a list of all real property currently, or at any time in the past five (5) years, owned or leased by Treyarch. With respect to all real property currently leased by Treyarch, a copy of each lease and each amendment thereto, has been made available to Activision prior to the Closing
Date. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not any existing material default or event of default under any such lease (or event which with notice or lapse of time, or both, would constitute such a material default) by Treyarch or, to the Members' knowledge, the landlord.

                                      -9-

     (b) Treyarch has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, except as reflected in the Financial
Statements or in Schedule 3.13(b) hereto and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     (c) Prior to the execution of this Agreement, the Members have caused
Treyarch to have sold, assigned, transferred, conveyed or otherwise disposed of all real property then owned by Treyarch and described on Schedule 3.13(a) (the
"Real Property") in the manner set forth on Schedule 3.13(c).

     3.14. Environmental Matters. (i) Treyarch is not, and within applicable statutes of limitation, has not been, in violation of any Environmental Law;
(ii) there has been no disposal, spill, discharge, or release of any Hazardous
Material on, at, or under any property presently or formerly owned, leased or operated by Treyarch; (iii) there are no Hazardous Materials located in, at, on, or under such facility or property, or at any other location, in either case that could reasonably be expected to require investigation, removal, remedial or corrective action by Treyarch or that would reasonably likely result in liabilities of, or losses, damages or costs to Treyarch under any Environmental
Law; (iv) there is currently no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, notice or demand letter or request for information pending or, to the knowledge of the Members, threatened, which asserts liability under any Environmental Law against
Treyarch; (v) there has not been any underground or aboveground storage tank, or any impoundment or other disposal area in each case containing Hazardous
Materials located at any property owned, leased, or operated by Treyarch at the time of such ownership, lease, or operation; (vi) no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on, or under any property owned, leased, or operated by Treyarch at the time of such ownership, lease, or operation; (vii) Treyarch has provided Activision with all records and files available to Treyarch and the Members concerning the existence of Hazardous Materials or any other environmental concern at properties, assets, or facilities currently or formerly owned, operated or leased by Treyarch, any present or former subsidiary, or predecessor in interest, or concerning compliance by Treyarch with, or liability under, any Environmental Laws.

     For purposes of this Agreement, "Environmental Law" means all federal, state, and local laws, judicial decisions, regulations, ordinances, rules, judgments, orders, and decrees, now or previously in effect and regulating, relating to, or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release of any Hazardous Material into the environment, the generation, handling, treatment, storage, transport or disposal of any Hazardous Material, or otherwise concerning pollution or the protection of the outdoor or indoor environment, or human health or safety. "Hazardous Material" means any pollutant, contaminant, or hazardous, toxic, medical, infectious or dangerous waste, substance, constituent or material, defined or regulated as such in, or for purposes of, any Environmental Law, including without limitation, any asbestos, petroleum, oil, radioactive substance, polychlorinated biphenyls, toxin, chemical, infectious or disease-causing agent, and any other substance that can give rise to liability under any Environmental Law.

     3.15. No Brokers. Neither Treyarch nor the Members has entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of such entity or Activision to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Neither Treyarch nor the Members is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                                      -10-

     3.16. Related Party Transactions. Except for the employment arrangements described in Schedule 3.16 hereto, Treyarch is not a party to any transactions, loans or other arrangements or understandings with its Members, directors and/or officers (or any Member of their respective immediate families) that are in effect as of the date of this Agreement and/or are currently proposed to be carried out in the future. Schedule 3.16 hereto identifies and describes the interest or interests, if any, in any property, real or personal, tangible or intangible, used in or pertaining to the business of Treyarch, now held by any
Member, director and/or officer of Treyarch.

     3.17. Contracts and Commitments. (a) Except as set forth in Schedule
3.17(a) hereto, Treyarch does not have, nor is Treyarch party to or bound by:

     (i) any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to Treyarch;

     (ii) any fidelity or surety bond or completion bond;

     (iii) any agreement of indemnification or guaranty;

     (iv) any agreement, contract, commitment, transaction or series of transactions for any purpose other than in the ordinary course of Treyarch's business relating to capital expenditures or commitments or long-term obligations in excess of $10,000, other than the restricted interest bearing account in the amount of approximately $170,000, which Treyarch has pledged as security for its obligations under its facility lease;

     (v) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Treyarch's business;

     (vi) any mortgages, indentures, loans or credit agreements, security agreements or other arrangements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (iii)
hereof;

     (vii) any purchase order or contract for the purchase of inventory or other materials involving $10,000 or more;

     (viii) any distribution, joint marketing or development agreement;

     (ix) any assignment, license or other agreement with respect to any form of intangible property; or

     (x) any other agreement, contract or commitment that involves $10,000 or more or is not cancelable without penalty in excess of $10,000 within thirty
(30) days (collectively, any of (i) through (x) above shall be known as
"Contracts").

     (b) Except as would not individually or in the aggregate have a Material
Adverse Effect, all such Contracts are valid and binding on Treyarch and are in full force and effect and enforceable against Treyarch in accordance with their respective terms. Except as disclosed in Schedule 3.17(b) hereto, no approval or consent of, or notice to any Person the failure of which to obtain would have individually or in the

                                      -11-

aggregate a Material Adverse Effect is needed in order that such Contracts shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the
Merger. Except to the extent any of the following would not individually or in the aggregate have a Material Adverse Effect, Treyarch is not in violation of, breach of or default under any such Contract nor, to the Members' knowledge, is any other party to any such Contract. Except as set forth in Schedule 3.17(b)
hereto, Treyarch is not in violation or breach of or default under any such
Contract (including leases of real property) relating to non-competition, indebtedness, guarantees of indebtedness of any other person, employment, or collective bargaining.

     3.18. Employee Matters and Benefit Plans. (a) Definitions. With the
exception of the definition of "Affiliate" set forth in Section 3.18(a)(i) below
(which definition shall apply only to this Section 3.18), for purposes of this
Agreement, the following terms shall have the meanings set forth below:

     (i) "Affiliate" shall mean any other Person under common control with or otherwise required to be aggregated with Treyarch as set forth in Section
414(b), (c), (m) or (o) of the Code and the regulations thereunder;

     (ii) "Employee" shall mean any current, former or retired employee, officer, or director of Treyarch or any Affiliate;

     (iii) "Employee Agreement" shall refer to any material management, employment, severance, consulting, relocation, repatriation, expiration, visas, work permit or similar agreement or contract between Treyarch or any Affiliate and any Employee or consultant that is not an Employee Plan;

     (iv) "Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan" within the meaning of Section
3(3) of ERISA (as defined below), which is or has been maintained, contributed to, or required to be contributed to, by Treyarch or any Affiliate for the benefit of any "Employee" (as defined above), and pursuant to which Treyarch or any Affiliate has or may have any material liability contingent or otherwise;

     (v) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

     (vi) "IRS" shall mean the Internal Revenue Service;

     (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below)
which is a "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of
ERISA; and

     (viii) "Pension Plan" shall refer to each Employee Plan which is an
"employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

     (b) Schedule 3.18(b) hereto contains an accurate and complete list of each
Employee Plan (including for each such plan a description of any of the benefits which will be increased or accelerated, by the occurrence of any of the transactions contemplated by this Agreement) and each Employee Agreement of
Treyarch. Except as set forth in Schedule 3.18(b) hereto, neither Treyarch nor any of its Affiliates has any announced plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to
Treyarch in writing, or as required by this Agreement), or to enter into

                                      -12-

any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

     (c) Documents. Treyarch has provided to Activision correct and complete copies of all material documents embodying or relating to each Employee Plan and each Employee Agreement including: (i) all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the two most recent annual reports
(Series 5500 and all schedules thereto), if any, required under ERISA or the
Code in connection with each Employee Plan or related trust; (iv) if the
Employee Plan is funded, the most recent annual and periodic accounting of
Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Employee Plan; (vi) all IRS determination letters and rulings relating to Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Employee Plan; (vii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Treyarch; and (viii) all registration statements and prospectuses prepared in connection with each
Employee Plan.

     (d) Employee Plan Compliance. (i) Except as set forth in Schedule 3.18(d)
hereto, Treyarch and each of its Affiliates has performed in all material respects all obligations required to be performed by them under each Employee
Plan, and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to
ERISA and the Code; (ii) no "prohibited transaction," within the meaning of
Section 4975 of the Code or Section 406 of ERISA for which no class or statutory exemption is available, has occurred with respect to any Employee Plan; (iii)
there are no material actions, suits or claims pending or, to the knowledge of the Members, threatened or anticipated (other than routine claims for benefits)
against any Employee Plan or against the assets of any Employee Plan; (iv) such
Employee Plan can be amended, terminated or otherwise discontinued after the
Effective Time in accordance with its terms, without material liability to
Treyarch or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no audits, inquiries or proceedings pending or, to the knowledge of the Members, threatened by the
IRS or DOL with respect to any Employee Plan; (vi) Treyarch is not subject to any penalty or tax with respect to any Employee Plan under Section 502(i) of
ERISA or Section 4975 through 4980B of the Code; (vii) all contributions, including any top heavy contributions, required to be made prior to the Closing by Treyarch or any ERISA Affiliate to any Employee Plan have been made or shall be made on or before the Closing Date; and (viii) Treyarch and its Affiliates are in compliance in all respects with the requirements of Parts 6 and 7 of
Subtitle B of Title I of ERISA and the regulations promulgated thereunder and any similar state laws concerning group health care continuation coverage and group health plan portability, access and renewability requirements, respectively.

     (e) Pension Plans. Neither Treyarch nor any of its Affiliates currently maintain, sponsor, participate in or contribute to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any
Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title
IV of ERISA or Section 412 of the Code.

     (f) Multiemployer Plans. At no time has Treyarch or any of its Affiliates contributed to, or been requested or obligated to contribute to, any
Multiemployer Plan.

(g) No Post-Employment Obligations. Except as set forth in Schedule 3.18(g)
hereto or as required by Part 6 of Subtitle B of Title I of ERISA, no Employee
Plan or any other employment agreement or

                                      -13-

arrangement to which Treyarch or its Affiliates is a party provides, or is required to provide, life insurance, medical or other employee benefits to any
Employee upon his or her retirement or termination of employment for any reason, and neither Treyarch nor any of its Affiliates has ever represented or promised to, or contracted with (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment.

     (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, other than pursuant to the Equity Sharing Plan and except as set forth in Schedule 3.18(h) hereto.

     (i) Employment Matters. Except as set forth in Schedule 3.18(i), and except for any noncompliance as a result of Treyarch's treatment of employees as salaried employees instead of hourly employees, Treyarch (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to
Employees except as would not individually or in the aggregate have a Material
Adverse Effect; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to Employees; (iii) is not liable for any arrears of wages of any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). No claims have been asserted and no claims have been filed in court, with an administrative agency or with an arbitrator concerning any employment related claims of any nature against Treyarch and to the knowledge of the Members, no such claims have been threatened.

     (j) Labor. No work stoppage or labor strike against Treyarch is pending or, to the knowledge of the Members, threatened. Treyarch is not involved in or, to the knowledge of the Members, threatened with, any labor dispute, grievance, administrative proceeding or litigation relating to labor, safety, employment practices or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would individually or in the aggregate have a
Material Adverse Effect. Treyarch has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly have a Material Adverse Effect.
Neither Treyarch nor any of its Affiliates has ever been a party to any agreement with any labor organization or union, and none of the Employees are represented by any labor organization or union, nor have any Employees threatened to organize or join a union or filed a petition for representation with the National Labor Relations Board.

     (k) Schedule 3.18(k) and Schedules 2.2(a) and 2.3 hereto set forth (i) the aggregate amounts of bonus and severance payments that could be payable to employees of Treyarch under existing Employee Agreements or Employee Plans on account of the transactions contemplated by this Agreement (without regard to termination of employment), other than pursuant to the Equity Sharing Plan, and
(ii) the aggregate amounts of severance obligations that could be payable to employees of Treyarch under existing Employee Agreements and Employee Plans on account of terminations of employment following the Effective Time, separately stating the amounts that are payable by reason of a termination following a change of control of Treyarch.

                                      -14-

     (l) Schedule 3.18(l) sets forth a complete list of all persons who are currently employees and consultants of Treyarch and all persons to whom Treyarch has extended offers of employment and the compensation payable to all such employees and consultants.

     (m) Treyarch has continuously maintained, and continues to maintain, stop loss insurance coverage for the self-insured portions of its Employee Plans as set forth in Schedule 3.18(m).

     3.19. Equity Sharing Plan. (a) Schedule 3.19(a) attaches documents relating to the Equity Sharing Plan.

     (b) Schedules 2.2(a) and 2.3 contain (i) a true and complete list of all of the employees of Treyarch entitled to receive bonus payments under the Equity
Sharing Plan on account of the transactions contemplated by this Agreement, (ii)
a true and complete list of the amount of bonus payments each employee of
Treyarch is entitled to receive under the Equity Sharing Plan, and (iii) the date each employee's award shall vest.

     3.20. Intellectual Property. (a) For the purposes of this Agreement, the following terms have the following definitions:

     (i) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, customer lists, proprietary processes and formulae, all source and object code, algorithms, architectures, structures, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records; (c) all copyrights, copyrights registrations and applications therefor, copyrightable material including derivative works, revisions, transformations and adaptations, material that is subject to non-copyright disclosure protections, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registrations and applications therefor throughout the world; (e) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (f) all proprietary databases and data collections and all rights therein throughout the world; (g) domain names; (h) intellectual property rights acquired by license or agreement; (i) damages or benefit derived from any action arising out of or related to the foregoing, including laws controlling computer and Internet rights;; and (j) any equivalent rights to any of the foregoing anywhere in the world.

     (ii) "Treyarch Intellectual Property" shall mean that Intellectual Property owned by, licensed to, or used by Treyarch.

     (iii) "Treyarch Registered Intellectual Property" means those United
States, international and foreign: (a) patents and patent applications
(including provisional applications); (b) registered trademarks and service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; and (c) registered copyrights and applications for copyright registration, in each case included in the Treyarch Intellectual Property. All of the foregoing are listed in Schedule 3.20(a)(iii) hereto.

     (b) Treyarch has disclosed accurately and completely all Treyarch
Intellectual Property to the Surviving Corporation. Treyarch is the exclusive owner of all right, title and interest in and to Treyarch Intellectual Property owned by Treyarch (with no breaks in the chain of title thereof) free and clear of any

                                      -15-

claim, security interest, lien, pledge, option, charge or encumbrance of any kind whatsoever. Treyarch's rights in such Treyarch Intellectual Property are in full force and effect. Such Treyarch Intellectual Property has not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of Treyarch's rights in and to any Treyarch Intellectual Property.

     (c) Schedule 3.20(c) hereto lists all non-routine proceedings or actions known to the Members before any court, tribunal (including the United States
Patent and Trademark Office ("PTO") or equivalent authority anywhere in the world) related to any Treyarch Intellectual Property. Except as set forth in
Schedule 3.20(c), no Treyarch Intellectual Property is the subject of any non-routine proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by
Treyarch, or which may affect the validity, use or enforceability of such
Treyarch Intellectual Property.

     (d) With respect to each item of Treyarch Registered Intellectual Property, any necessary registration, maintenance and renewal fees in connection with such
Treyarch Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Treyarch Registered
Intellectual Property have been filed with the relevant patent, trademark or copyright authorities in the United States or abroad for the purposes of maintaining rights in such Treyarch Registered Intellectual Property.

     (e) Treyarch has the right to use, market, distribute, sell and/or license all Treyarch Intellectual Property used in its business as presently conducted and as it is expected to be conducted as of the Effective Time, including without limitation, all Intellectual Property used or to be used in the Treyarch
Products (as defined below), and such rights to use, market, distribute, sell and/or license are sufficient for such conduct of its business.

     (f) Neither the manufacture, development, publication, marketing, license, sale, distribution or use intended by Treyarch of any software products currently being licensed, produced or sold by Treyarch or currently under development by Treyarch (the "Treyarch Products") violates any license or agreement between Treyarch and any third party or infringes any Intellectual
Property right, moral right or right of publicity or privacy of any other party, and there is no pending or, to the knowledge of the Members, threatened claim or litigation contesting the validity, ownership or right to use, market, distribute, sell, license or dispose of any Treyarch Intellectual Property nor, to the knowledge of the Members, is there any basis for any such claim under applicable law, nor has Treyarch received any notice asserting that any Treyarch
Intellectual Property or the proposed use, marketing, distribution, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of the Members, is there any basis for any such assertion under applicable law. Schedule 3.20(f) hereto sets forth a list of all Treyarch Products.

     (g) Treyarch has timely and satisfactorily complied with their respective milestone delivery requirements under all material agreements, if any, pursuant to which Treyarch has agreed with a person other than Activision or its affiliates to program, design or develop, whether for original use or for porting or conversion (for use on a different hardware platform or in a different language), any software products or any part thereof, except where the failure to so comply could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect with respect to Treyarch.

     (h) Except as set forth in Schedule 3.20(h) hereto, to the extent that any
Intellectual Property has been developed or created by a third party for
Treyarch, Treyarch has a written agreement with such third party with respect thereto and Treyarch thereby has obtained ownership of, and is the exclusive owner of such Intellectual Property by operation of law or by valid assignment or by agreement, as the case may be.

                                      -16-

     (i) Schedule 3.20(i) hereto lists all material contracts, licenses and agreements to which Treyarch is a party that are currently in effect (i) with respect to Treyarch Intellectual Property licensed, transferred or offered to any third party; or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Treyarch. Except as set forth in
Schedule 3.20(h) hereto, Treyarch has not transferred ownership of, or granted any exclusive license with respect to, any Treyarch Intellectual Property, to any third party.

     (j) Except as set forth in Schedule 3.20(j) hereto, the contracts, licenses and agreements listed in Schedule 3.20(i) are in full force and effect. The consummation of the transactions contemplated by this Agreement will not violate or result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements listed in Schedule 3.20(i) and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any rights of Treyarch to any Treyarch Intellectual Property or impair the right of Treyarch after the Effective Time to use, market, distribute, sell or license any Treyarch Intellectual Property or portion thereof. Treyarch is in material compliance with, and has not materially breached any term of any of such contracts, licenses and agreements listed in
Schedule 3.20(i) and, to the knowledge of the Members, all other parties to such contracts, licenses and agreements listed in Schedule 3.20(i) are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Except as set forth in Schedule 3.20(j) hereto, following the
Effective Time, the Surviving Corporation will be permitted to exercise all of
Treyarch's rights under the contracts, licenses and agreements listed in
Schedule 3.20(i) to the same extent Treyarch would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional funds other than ongoing fees, royalties or payments which
Treyarch would otherwise be required to pay.

     (k) Schedule 3.20(k) hereto lists all contracts, licenses and agreements between Treyarch and any third party wherein or whereby Treyarch has agreed to, or assumed any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by Treyarch or such third party of the
Intellectual Property of any third party.

     (l) Except as set forth in Schedule 3.20(l) hereto, (a) Treyarch has not received any notice or claim (whether written, oral or otherwise) challenging
Treyarch's ownership or rights in the Treyarch Intellectual Property or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (b) all the Treyarch Intellectual Property owned by Treyarch and embodied in its products are legally valid and enforceable without any material qualification, limitation or restriction on their use; (c) to the
Members' knowledge, no third party is infringing or misappropriating any part of the Treyarch Intellectual Property and (e) no Treyarch Intellectual Property
owned by Treyarch is subject to a final refusal of registration or is the subject of any inter-partes proceedings.

     (m) Treyarch has taken reasonable and practicable measures designed to protect its rights in its confidential information and trade secrets or any trade secrets or confidential information of third parties provided to Treyarch.
None of Treyarch, or any employees or, to the Members' knowledge, consultants of
Treyarch, has permitted any such confidential information or trade secrets to be used, divulged or appropriated for the benefit of persons to the material detriment of Treyarch.

     (n) Schedule 3.20(n) hereto sets forth a list of all Internet domain names used by Treyarch in its business (collectively, the "Domain Names"). Treyarch has, and after the Effective Time the Surviving Corporation will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct Treyarch's business as it is currently conducted.

                                      -17-

     3.21. Consents. No consent, approval or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by the Members in connection with the execution, delivery and performance by the Members of this Agreement or the taking by the Members of any other action contemplated hereby.

     3.22. Insurance. Treyarch maintains, and has maintained or caused to be maintained, without interruption, during its existence, policies or binders of insurance covering such risk, and events, including personal injury, property damage, and general liability in amounts set forth on Schedule 3.22 hereto, and its current insurance policies will not terminate due to the consummation of the transactions contemplated under this Agreement. Treyarch has provided Activision prior to the Closing Date with true, complete and correct copies of all insurance policies maintained currently by Treyarch and all such policies are listed on Schedule 3.22 hereto.

     3.23. Relationships with Suppliers, Licensors and Customers. No current licensee, licensor, distributor, customer of Treyarch or supplier to Treyarch has notified Treyarch of an intention to terminate or substantially alter its existing business relationship with Treyarch, nor has any licensor under a license agreement with Treyarch notified Treyarch of an intention to terminate or substantially alter Treyarch's rights under such license, which termination or alteration would have a Material Adverse Effect.

     3.24. Bank Accounts. Schedule 3.24 hereto contains (a) a true and complete list of names and locations of all banks, trust companies, securities brokers, and other financial institutions at which Treyarch has an account or safe deposit box or maintains a banking, custodial, trading, trust, or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, (c) a list of all signatories for each such account and box and (d) a list of all compensating balances required with respect to each such account.

     3.25. Material Compliance with Agreements. Treyarch is in material compliance with, and has not materially breached any term of, any software development agreements between Activision Publishing and Treyarch listed in
Schedule 3.20(h).

     3.26. Disclosure. No representation, warranty, statement or information made or furnished by the Members, including but not limited to those contained in this Agreement, the Schedules hereto and each other instrument furnished or to be furnished to Activision pursuant hereto or in connection with the transactions contemplated hereby, contains or shall contain any statement of a material fact that was untrue when made or omits or shall omit any material fact necessary to make the information contained in such representation, statement or information not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF ACTIVISION

     Activision hereby represents and warrants to Treyarch and the Members as follows:

     4.1. Organization. Activision is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger
Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Activision and Merger
Subsidiary have all requisite corporate power and authority to carry on their businesses as they are now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

                                      -18-

     4.2. Corporate Power and Authority; Effect of Agreement. The execution, delivery and performance by Activision of this Agreement and the consummation by
Activision of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Activision. Each of Activision and
Merger Subsidiary has delivered to Treyarch true and complete copies of the resolutions of the Board of Directors of Activision and Merger Subsidiary,
respectively, and the resolutions of the sole Shareholder of Merger Subsidiary, authorizing the execution, delivery and performance of this Agreement, the
Merger and the transactions contemplated hereby. No vote of the Activision stockholders is required to approve the issuance of the Activision Common Stock as contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Activision and constitutes the valid and binding obligation of Activision, enforceable against Activision in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

     4.3. Capitalization. (a) The authorized capital stock of Activision consists of 125,000,000 shares of Activision Common Stock, 4,500,000 shares of
Preferred Stock, $.000001 par value (the "Activision Preferred Shares") and
500,000 shares of Series A Junior Preferred Stock, $.000001 par value (the
"Activision Junior Preferred Shares"). As of September 26, 2001, there were
33,284,104 shares of Activision Common Stock issued and outstanding, no
Activision Preferred Shares issued and outstanding and no Activision Junior
Preferred Shares issued and outstanding. All such outstanding shares of
Activision are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as described in the Activision SEC Reports (as defined in Section 4.5), Activision has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of
Activision on any matter. Except as described in the Activision SEC Reports and in other filings made by Activision with the Securities and Exchange Commission
(the "SEC"), there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate
Activision to issue, transfer or sell any Shares of Activision Common Stock or make any payments in lieu thereof other than options or warrants granted to employees, directors, consultants and licensors after the date of the most recent Activision SEC Report.

     (b) The Activision Shares to be issued pursuant to this Agreement will, upon issuance in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights of any nature.

     4.4. No Violation. The execution, delivery and performance by Activision of this Agreement and the consummation by Activision of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, conflict with or violate (i) any provision of law, rule or regulation to which Activision is subject, (ii) any order, judgment, injunction or decree binding upon or applicable to Activision or binding upon the assets or properties of Activision, (iii) violate any provision of the Amended and
Restated Certificate of Incorporation, as amended, or the Amended and Restated
Bylaws of Activision, as amended; except, in each case, for violations which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby, or (iv) other than the filings provided for in this Agreement, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not individually or in the aggregate have a Material Adverse Effect on Activision.

     4.5. SEC Documents. Activision has timely filed with the SEC all forms, reports and documents required to be filed by Activision since March 31, 2001 under the Securities Act, the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules and regulations promulgated thereunder (the
"Securities Laws"), including, without limitation, (i) the Annual Report on form
10-K, (ii) all Quarterly

                                      -19-

Reports on form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all Current Reports on form 8-K and (v) all other reports, schedules, registration statements and other documents, each as amended (collectively, the "Activision SEC Reports"), all of which were prepared in compliance in all material respects with the applicable requirements of the Exchange Act and the Securities Act. As of their respective dates, the Activision SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Activision included in or incorporated by reference into the Activision SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of
Activision and its consolidated subsidiaries as of its date and each of the consolidated statements of operations, cash flows and Members' equity included in or incorporated by reference into the Activision SEC Reports (including any related notes and schedules) fairly presents the results of operations, cash flows and Members' equity, as the case may be, of Activision and its consolidated subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the
Exchange Act.

     4.6. Absence of Certain Changes. Except as set forth in Schedule 4.6, and except as disclosed in or contemplated by the SEC Reports, since June 30, 2001,
Activision has conducted its business in the ordinary course of such business and consistent with past practices and there has not been any:

     (a) change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material
Adverse Effect;

     (b) acquisition, sale or transfer of any material asset of Activision or any of its subsidiaries other than in the ordinary course of business;

     (c) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the shares of Activision Common Stock or the shares of capital stock of any of its subsidiaries, or any direct or indirect redemption, purchase or other acquisition by Activision or any of its subsidiaries of any such shares;

     (d) entering into, material amendment or termination of, or default under, any material contract to which Activision or any of its subsidiaries is a party or by which it is bound except in the ordinary course of business; or

     (e) agreement by Activision or any of its subsidiaries to do any of the things described in the preceding clauses (a) through (d).

     4.7. Material Compliance with Agreements. Activision Publishing is in material compliance with, and has not materially breached any term of, any software development agreements between Activision Publishing and Treyarch listed in Schedule 3.20(h).

     4.8. No Brokers. Activision has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of
Activision or Treyarch to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.
Activision is not aware of any claim for payment

                                      -20-

of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE V

                              CONDITIONS TO CLOSING

     5.1. Conditions to Treyarch's and the Members' Performance. The obligation of Treyarch and the Members to consummate and effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Members:

     (a) Activision shall have performed all obligations, taken all necessary corporate actions, and complied with all terms, conditions, agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Members shall have received a certificate, dated the Closing Date, signed on behalf of Activision by the Chief Executive
Officer, Co-Chairman, President or General Counsel of Activision to the
foregoing effect.

     (b) As of the Closing Date, except as disclosed in the Activision SEC
Reports filed prior to the date of this Agreement, since June 30, 2001 there shall not have occurred any change, circumstance or event, concerning Activision and its Subsidiaries taken as a whole that has had or could be reasonably likely to have a Material Adverse Effect on Activision, and the Members shall have received a certificate dated the Closing Date signed on behalf of Activision by the Chief Executive Officer, Co-Chairman, President or General Counsel of
Activision to the foregoing effect.

     (c) Activision shall have delivered to Treyarch a certificate of the
Secretary of Activision certifying that attached thereto is a true and complete copy of the resolutions of the Board of Directors of Activision authorizing the execution, delivery and performance of this Agreement, the Merger and the transactions contemplated hereby.

     (d) Merger Subsidiary shall have delivered to Treyarch a certificate of the
Secretary of Merger Subsidiary certifying that attached thereto is a true and complete copy of the resolutions of the Board of Directors and the sole shareholder of Merger Subsidiary authorizing the execution, delivery and performance of this Agreement, the Merger and the transactions contemplated hereby.

     (e) No statute, rule or regulation or injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the
Closing Date which prohibits Activision from consummating the Merger.

     (f) Activision shall have executed and delivered the employment agreements substantially in the form attached hereto as Exhibit B-1 and proprietary information agreements substantially in the form attached hereto as Exhibit B-2 with each of the Principal Members.

     (g) Activision and the Escrow Agent shall have executed and delivered the
Warranty Escrow Agreement (as defined in Section 6.2) substantially in the form of Exhibit C attached hereto.

     (h) Activision shall have amended its Internal Project Bonus Plan to incorporate the modifications to such Plan set forth in Exhibit D hereto.

                                      -21-

     (i) At the Closing, Activision shall deliver, or cause to be delivered, a letter to Activision's transfer agent authorizing such transfer agent to deliver certificates representing Activision Common Stock issued in the names of the
Members in accordance with their respective interests as set forth in Schedule
2.2(a) and bearing restrictive legends under the Securities Act, subject to the provisions of Sections 6.1 and 6.2 of this Agreement (and the Warranty Escrow
Agreement) which require that certificates for Activision Common Stock be issued to the Members in such denominations as required to meet the requirements of the
Warranty Escrow Agreement and deposited with the Escrow Agent.

     (j) At the Closing, Activision shall deliver, or cause to be delivered, a letter to Activision's transfer agent authorizing such transfer agent to deliver certificates representing Activision Common Stock issued in the names of the
Employee Holders in accordance with their respective interests under the Equity
Sharing Plan as set forth in Schedule 2.3 and bearing restrictive legends under the Securities Act, subject to the provisions of Sections 6.1 and 6.2 of this
Agreement (and the Warranty Escrow Agreement) which require that certificates for Activision Common Stock be issued to the Employee Holders in such denominations as required to meet the requirements of the Warranty Escrow
Agreement and deposited with the Escrow Agent.

     5.2. Conditions to Activision's and Merger Subsidiary's Performance. The
obligation of Activision and Merger Subsidiary to consummate and effect the
Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Activision:

     (a) Treyarch and the Members shall have performed all obligations, taken all necessary actions, and complied with all terms, conditions, agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Activision shall have received a certificate, dated the Closing Date, signed on behalf of Treyarch by the Members to the foregoing effect.

     (b) As of the Closing Date, except as disclosed in the Financial Statements or in Schedule 3.10, since June 30, 2001 there shall not have occurred any change, circumstance or event, concerning Treyarch that has had or could be reasonably likely to have a Material Adverse Effect on Treyarch, and Activision shall have received a certificate dated the Closing Date signed on behalf of
Treyarch by the Managing Member of Treyarch to the foregoing effect.

     (c) Treyarch shall have delivered to Activision a certificate of the
Managing Members of Treyarch certifying that attached thereto is a true and complete copy of the resolutions of the Managing Members authorizing the execution, delivery and performance of this Agreement, the Merger and the transactions contemplated hereby.

     (d) No statute, rule or regulation or injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the
Closing Date which prohibits the Members from consummating the Merger.

     (e) Treyarch shall have delivered to Activision a certificate of good standing of Treyarch issued by the Secretary of State of California, dated as of a date not more than five (5) days prior to the Closing Date.

     (f) Each of the Principal Members (other than Eric Steinmann and Shawn
Capistrano) and up to twenty-four (24) additional employees of Treyarch to be designated by Treyarch with the approval of Activision Publishing ("Other Key
Employees") shall have executed and delivered employment agreements in

                                      -22-

the form attached hereto as Exhibit B-1 and proprietary information agreements in the form attached hereto as Exhibit B-2.

     (g) Activision shall have received from each of the Members and each of the
Employee Holders an executed copy of an investment letter substantially in the form of Exhibit A-1 attached hereto ("Investment Letter").

     (h) Activision shall have received from each Member an executed copy of the lock-up agreement substantially in the form of Exhibit A-2 attached hereto
("Lock-Up Agreement").

     (i) Every Member that is an Accredited Investor shall have completed and executed, in a manner reasonably satisfactory to Activision, the Accredited
Investor Agreement.

     (j) Every Member that is a Non-Accredited Investor shall have completed and executed, in a manner reasonably satisfactory to Activision, the Non-Accredited
Investor Agreement.

     (k) Each person that shall be a Purchaser Representative in connection with the Merger shall have completed and executed, in a manner reasonably satisfactory to Activision, the Purchaser Representative Questionnaire, and
shall have provided such other information as Activision shall reasonably request in connection with the Purchaser Representative Questionnaire.

     (l) The Members shall have delivered to Activision all consents required as described in Schedule 3.20, if any.

     (m) Each Employee Member shall have executed the Member Side Agreement substantially in the form of Exhibit E attached hereto.

     (n) Treyarch shall have terminated the Equity Sharing Plan and each
Employee Holder shall have executed a release and waiver of any rights under the
Equity Sharing Plan substantially in the form of Exhibit F attached hereto.

     (o) The Representative shall have executed and delivered the Warranty
Escrow Agreement substantially in the form of Exhibit C attached hereto.

     (p) Activision shall have received a legal opinion of Keesal, Young &
Logan, counsel to Treyarch, in the form and substance agreed upon by the parties prior to the Closing.

     (q) Treyarch shall have sold, assigned, transferred or conveyed the Real
Property.

                                   ARTICLE VI

                         COVENANTS AND OTHER AGREEMENTS

     6.1. Restrictions on Sale of Activision Shares. The Members acknowledge and agree that Activision Shares will be issued to the Members and Employee Holders without registration under the Securities Act, based upon the "private offering exemption", in reliance upon appropriate written representations from the
Members and Employee Holders (as set forth in their respective Investment
Letters and their respective Accredited Investment Agreements or Non-Accredited
Investor Agreements, as applicable), further evidenced by restrictive legends on the certificates representing Activision Shares and "stop transfer" instructions to

                                      -23-

Activision's transfer agent. Subject to Activision's obligations under Section
6.3(a), Activision Shares will be "restricted securities" within the meaning of the Securities Act and related rules and regulations.

     6.2. Share Holdback. (a) In order to insure that the representations, warranties and covenants made by the Members under this Agreement are not breached, and in order to provide a nonexclusive source of indemnification of
Activision pursuant to Article 7, Treyarch and the Members agree that twenty-two percent (22%) of the total number of Activision Shares issued pursuant to this
Agreement (which number shall include the Activision Shares issued to the
Employee Holders in connection with the Equity Sharing Plan) (the "Holdback
Shares") shall be deposited in an Escrow Account (the "Escrow Account") pursuant to a Warranty Escrow Agreement substantially in the form attached hereto as
Exhibit C (the "Warranty Escrow Agreement") on or promptly following the date of the Closing. Subject to any releases from escrow pursuant to Section 6.2(c), such Holdback Shares shall be held in the Escrow Account during such period of time as set forth in the Warranty Escrow Agreement. Any dividends and distributions with respect to such Holdback Shares while held in the Escrow
Account also shall be retained in the Escrow Account until such Holdback Shares are released from escrow pursuant to Section 6.2(c) or (in the event such
Holdback Shares are not released) until the expiration of the Performance Hold
Period (as defined in the Warranty Escrow Agreement) for the account of the
Members and Employee Holders. Any offsets or deductions made from the Holdback
Shares on account of any breach of this Agreement or otherwise pursuant to this
Section 6.2 shall be made at such time as set forth in the Escrow Agreement, and the value per share of such Holdback Shares shall be the Maximum Price. All
Holdback Shares subject to such offset or deduction shall be canceled by
Activision, and the remaining Holdback Shares, together with any dividends paid or distributions made with respect to such Holdback Shares that have not been canceled, shall be then delivered to the Members and the Employee Holders in accordance with their respective interests pursuant to the terms of this Section
6.2 and the Warranty Escrow Agreement. Notwithstanding the foregoing, Treyarch and the Members shall remain severally liable in accordance with Article 7 as follows: (A) with respect to any Claim for indemnification made by Activision prior to the first anniversary of the date of this Agreement, the Holdback
Shares held in the Escrow Account pursuant to the provisions of this Section 6.2 shall not be deemed the sole source of recourse by Activision against the
Employee Members and Shawn Capistrano for indemnification under this Agreement;
and (B) with respect to any Claim for indemnification made by Activision prior to the expiration of the Indemnification Hold Period (as defined in the Warranty
Escrow Period), the Holdback Shares held in the Escrow Account pursuant to the provisions of this Section 6.2 shall not be deemed the sole source of recourse by Activision against Eric Steinmann, Don Likeness and Peter Akemann for indemnification under this Agreement.

     (b) For purposes of this Agreement, the following terms shall have the following meanings:

     (i) "Activision Products" shall mean Kelly Slater's Pro Surfer, Spider-Man and Minority Report;

     (ii) "Applicable Holdback Shares" shall mean (A) with respect to
Spider-Man, the Spider-Man Holdback Shares, (B) with respect to Minority Report, the Minority Report Holdback Shares and (C) with respect to Kelly Slater's Pro
Surfer, the Kelly Slater Holdback Shares, as applicable.

     (iii) "Development Agreements" shall mean (A) the ProSurfer Agreement; (B)
the Minority Report Agreement; and (C) the Spider-Man Agreements;

     (iv) "Employee Bonus Group" shall mean the Spider-Man Bonus Group, the
Minority Report Bonus Group and the Kelly Slater Bonus Group.

     (v) "Expected Net Revenue" shall mean the following: (1) for the Spider-Man
Playstation 2 version, $31,999,216; (2) for the Spider-Man Microsoft X-Box version, $8,812,737; (3) for the

                                      -24-

Spider-Man Nintendo GameCube version, $7,752,751; (4) for the Kelly Slater's Pro
Surfer Playstation 2 version, $13,346,738; (5) for the Kelly Slater's Pro Surfer
Microsoft X-Box version, $5,027,400; (6) for the Minority Report Playstation 2
version, $16,456,358; (7) for the Minority Report Microsoft X-Box version,
$10,193,620; (8) for the Minority Report Nintendo GameCube version, $10,111,738.

     (vi) "Final Date" with respect to a Development Agreement shall mean the code release date scheduled under such Development Agreement.

     (vii) "Kelly Slater Bonus Group" shall mean the Kelly Slater Group and the
Non-Activision Bonus Group.

     (viii) "Kelly Slater Group" shall mean those Treyarch employees and
Employee Members identified in a notice to Activision Publishing by Don Likeness and Peter Akemann (or their successors in the Treyarch Corporation) as having worked on Kelly Slater's Pro Surfer, which notice shall be subject to the approval of Activision Publishing, such approval not to be unreasonably withheld.

     (ix) "Kelly Slater Holdback Shares" shall mean twenty percent (20%) of the
Holdback Shares initially deposited in the Escrow Account pursuant to Section
6.2(a).

     (x) "Kelly Slater's Pro Surfer" shall mean the software product known as
Kelly Slater's Pro Surfer (Playstation 2 and X-Box versions) developed pursuant to the terms of the Pro Surfer Agreement.

     (xi) "Minority Report" shall mean the software product known as Minority
Report (Playstation 2, Microsoft X-Box and Nintendo GameCube versions) developed pursuant to the terms of the Minority Report Agreement.

     (xii) "Minority Report Agreement" shall mean the Software Development
Agreement dated as of July 3, 2001, between Activision Publishing and Treyarch.

     (xiii) "Minority Report Bonus Group" shall mean the Minority Report Group and the Non-Activision Bonus Group.

     (xiv) "Minority Report Group" shall mean those Treyarch employees and
Employee Members identified in a notice to Activision Publishing by Don Likeness and Peter Akemann (or their successors in the Treyarch Corporation) as having worked on Minority Report, which notice shall be subject to the approval of
Activision Publishing, such approval not to be unreasonably withheld.

     (xv) "Minority Report Holdback Shares" shall mean forty percent (40%) of the Holdback Shares initially deposited in the Escrow Account pursuant to
Section 6.2(a).

     (xvi) "Non-Activision Bonus Group" shall mean those Treyarch employees and
Employee Members identified in a notice to Activision Publishing by Don Likeness and Peter Akemann (or their successors in the Treyarch Corporation) as the
Treyarch employees and Employee Members who have not worked on any Activision
Product, which notice shall be subject to the approval of Activision Publishing, such approval not to be unreasonably withheld.

     (xvii) "P&L Revenue Shortfall" with respect to an Activision Product shall mean the Expected Net Revenue for such Activision Product minus the Product Net
Revenue for such Activision

                                      -25-

Product, which P&L Revenue Shortfall shall be increased by ten percent (10%) for every additional month that Treyarch fails to deliver such completed Activision
Product after the Final Date.

(xviii) "Product Net Revenue" with respect to an Activision Product shall mean the aggregate revenue actually received by Activision Publishing from all sales of all versions of such Activision Product during the first year after the commercial release of each version of the Activision Product, less all returns, price protections, price allowances and mark-downs.

     (xix) "ProSurfer Agreement" shall mean the Software Development Agreement dated as of June 8, 2001, between Activision Publishing and Treyarch.

     (xx) "Spider-Man" shall mean the software product known as Spider-Man
(Playstation 2, Microsoft X-Box and Nintendo Gamecube versions) developed pursuant to the terms of the respective Spider-Man Agreement for such version.

     (xxi) "Spider-Man Agreements" shall mean (A) the Software Development
Agreement dated as of December 11, 2000, between Activision Publishing and
Treyarch, (B) the Software Development Agreement dated as of March 15, 2001, between Activision Publishing and Treyarch, and (C) the Software Development
Agreement dated as of March 15, 2001, between Activision Publishing and
Treyarch.

     (xxii) "Spider-Man Bonus Group" shall mean the Spider-Man Group and the
Non-Activision Bonus Group.

     (xxiii) "Spider-Man Group" shall mean those Treyarch employees and Employee
Members identified in a notice to Activision Publishing by Don Likeness and
Peter Akemann (or their successors in the Treyarch Corporation) as having worked on Spider-Man, which notice shall be subject to the approval of Activision
Publishing, such approval not to be unreasonably withheld.

     (xxiv) "Spider-Man Holdback Shares" shall mean forty percent (40%) of the
Holdback Shares initially deposited in the Escrow Account pursuant to Section
6.2(a).

     (c) Development Agreement Holdback. Treyarch and the Members agree that, subject to the terms and conditions set forth in this Section 6.2 and the
Warranty Escrow Agreement, the Members will be entitled to receipt of the
Applicable Holdback Shares on the terms set forth below:

     (i) Upon the occurrence of all of the following: (A) acceptance by
Activision Publishing of each version of Spider-Man pursuant to the terms of such version's respective Spider-Man Agreement, provided that Treyarch is not late with delivery of any version of Spider-Man by more than fifteen (15) days after the Final Date; (B) achievement by the PlayStation 2 version of Spider-Man within the first three (3) months of its first commercial release of a minimum averaged rating of at least eighty percent (80%) from GameRankings.com or, if
GameRankings.com is not then in business in substantially its current fashion, an average ranking of eighty percent (80%) or above from EGM, GamePro, OPM, Next
Generation, Videogames.com and IGN.com (collectively, the "Alternative Ranking
Sources") and if any of the Alternative Ranking Sources is not then in business in substantially its current fashion, then it shall be replaced with such sources, if any, as shall be mutually agreed between Activision and the
Representative; and (C) the achievement by the Microsoft X-Box and Nintendo
Gamecube versions of Spider-Man of at least seventy-five percent (75%) minimum averaged ranking from the same sources, the Members shall become entitled to
54.55% of the Spider-Man Holdback Shares (the "Member Spider-Man Allocation"),
and the Spider-Man Bonus Group shall become entitled to 44.45% of the Spider-Man
Holdback Shares (the "Employee Spider-

                                      -26-

Man Allocation"). The Spider-Man Holdback Shares shall be distributed as follows: (1) in the event Activision has not made a Claim under the Warranty
Escrow Agreement prior to the date the Members and Spider-Man Bonus Group become entitled to such Spider-Man Holdback Shares, the Spider-Man Holdback Shares
shall be released from the Escrow Account and the Member Spider-Man Allocation shall be distributed to the Members in accordance with their percentage ownership interest in the holdback amount as reflected on Schedule 2.2(a) and the Employee Spider-Man Allocation shall be distributed to the Spider-Man Bonus
Group in accordance with the joint written direction of Peter Akemann and Don
Likeness (or their successors in the Treyarch Corporation), which joint written direction shall be subject to the approval of Activision Publishing, such approval not to be unreasonably withheld, provided that no less than twenty percent (20%) of the Employee Spider-Man Allocation shall be allocated to the
Non-Activision Bonus Group; and (2) in the event that Activision has made a
Claim under the Warranty Escrow Agreement prior to the date the Members and
Spider-Man Bonus Group become entitled to such Spider-Man Holdback Shares, the number of Spider-Man Holdback Shares shall be reduced by the amount equal to forty percent (40%) of (A) the Losses (as defined in Section 7.2 below) divided by (B) the Maximum Price and such reduction shall be applied proportionally to the Member Spider-Man Allocation and Employee Spider-Man Allocation. Any
Spider-Man Holdback Shares remaining after the reduction in clause (2) of the preceding sentence shall be released from the Escrow Account and the Member
Spider-Man Allocation shall be distributed to the Members in accordance with their percentage ownership interest in the holdback amount as reflected on
Schedule 2.2(a) and the Employee Spider-Man Allocation shall be distributed to the Spider-Man Bonus Group in accordance with the joint written direction of
Peter Akemann and Don Likeness (or their successors in the Treyarch
Corporation), which joint written direction shall be subject to the approval of
Activision Publishing, such approval not to be unreasonably withheld, provided that no less than twenty percent (20%) of the Employee Spider-Man Allocation shall be allocated to the Non-Activision Bonus Group. In the event that the
Claim described in clause (2) of this subsection is Finally Resolved (as defined in the Warranty Escrow Agreement) in an amount ("Final Amount') less than the
Losses set forth in such Claim, then the Members and Spider-Man Bonus Group shall become entitled to such number of Spider-Man Holdback Shares equal to forty percent (40%) of (A) the Losses set forth in such Claim minus the Final
Amount divided by (B) the Maximum Price, and such Spider-Man Holdback Shares shall be released from the Escrow Account and shall be distributed in accordance with this Section 6.2(c)(i).

     (ii) Upon the occurrence of all of the following: (A) acceptance by
Activision Publishing of Minority Report pursuant to the terms of the Minority
Report Agreement, provided that Treyarch is not late with delivery of any version of Minority Report by more than fifteen (15) days after the Final Date;
(B) achievement by the PlayStation 2 version of Minority Report within the first three (3) months of its first commercial release of a minimum averaged rating of at least eighty percent (80%) from GameRankings.com or if GameRankings.com is not then in business in substantially its current fashion, an average ranking of eighty percent (80%) or above from the Alternative Ranking Sources and if any of the Alternative Ranking Sources is not then in business in substantially its current fashion, then it shall be replaced with such sources, if any, as shall be mutually agreed between Activision and the Representative; and (C)
achievement by the Microsoft X-Box and Nintendo Gamecube versions of Minority
Report of at least seventy-five percent (75%) minimum averaged ranking from the same sources, the Members shall become entitled to 54.55% of the Minority Report
Holdback Shares (the "Member Minority Report Allocation") and the Minority
Report Bonus Group shall become entitled to 44.45% of the Minority Report
Holdback Shares (the "Employee Minority Report Allocation"). The Minority Report
Holdback Shares shall be distributed as follows: (1) in the event Activision has not made a Claim under the Warranty Escrow Agreement prior to the date the
Members and Minority Report Bonus Group become entitled to such Minority Report
Holdback Shares, the Minority Report Holdback Shares shall be released from the
Escrow Account and the Member Minority Report Allocation shall be distributed to the Members in accordance with their percentage ownership interest in the holdback amount as reflected on Schedule 2.2(a) and the Employee Minority Report
Allocation shall be distributed to the Minority Report Bonus Group in accordance with the joint written direction of Peter Akemann and Don

                                      -27-

Likeness (or their successors in the Treyarch Corporation), which joint written direction shall be subject to the approval of Activision Publishing, such approval not to be unreasonably withheld, provided that no less than twenty percent (20%) of the Employee Minority Report Allocation shall be allocated to the Non-Activision Bonus Group; (2) in the event that Activision has made a
Claim under the Warranty Escrow Agreement prior to the date the Members and
Minority Report Bonus Group become entitled to such Minority Report Holdback
Shares, the number of Minority Report Holdback Shares shall be reduced in proportion to the Member Minority Report Allocation and Employee Minority Report
Allocation by the amount equal to forty percent (40%) of (A) the Losses (as defined in Section 7.2 below) divided by (B) the Maximum Price and such reduction shall be applied proportionally to the Member Minority Report
Allocation and Employee Minority Report Allocation. Any Minority Report Holdback
Shares remaining after the reduction in clause (2) of the preceding sentence shall be released from the Escrow Account and the Member Minority Report
Allocation shall be distributed to the Members in accordance with their percentage ownership interest in the holdback amount as reflected on Schedule
2.2(a) and the Employee Minority Report Allocation shall be distributed to the
Minority Report Bonus Group in accordance with the joint written direction of
Peter Akemann and Don Likeness (or their successors in the Treyarch
Corporation), which joint written direction shall be subject to the approval of
Activision Publishing, such approval not to be unreasonably withheld, provided that no less than twenty percent (20%) of the Employee Minority Report
Allocation shall be allocated to the Non-Activision Bonus Group. In the event that the Claim described in clause (2) of this subsection is Finally Resolved
(as defined in the Warranty Escrow Agreement) in an amount ("Final Amount') less than the Losses set forth in such Claim, then the Members and Minority Report
Bonus Group shall become entitled to such number of Minority Report Holdback
Shares equal to forty percent (40%) of (A) the Losses set forth in such Claim minus the Final Amount divided by (B) the Maximum Price and such Minority Report
Holdback Shares shall be released from the Escrow Account and shall be distributed in accordance with this Section 6.2(c)(ii).

     (iii) Upon the occurrence of all of the following: (A) acceptance by
Activision Publishing of Kelly Slater's Pro Surfer pursuant to the terms of the
ProSurfer Agreement, provided that Treyarch is not late with delivery of any version of Kelly Slater's Pro Surfer by more than fifteen (15) days after the
Final Date; (B) achievement by the PlayStation 2 version of Kelly Slater's Pro
Surfer within the first three (3) months of its first commercial release of a minimum averaged rating of at least eighty percent (80%) from GameRankings.com or if GameRankings.com is not then in business in substantially its current fashion, an average ranking of eighty percent (80%) or above from the
Alternative Ranking Sources and if any of the Alternative Ranking Sources is not
then in business in substantially its current fashion, then it shall be replaced with such sources, if any, as shall be mutually agreed between Activision and the Representative; and (C) achievement by the X-Box version of Kelly Slater's
Pro Surfer of at least seventy-five percent (75%) minimum averaged ranking from the same sources, the Members shall become entitled to 54.55% of the Kelly
Slater Holdback Shares (the "Member Kelly Slater Allocation") and the Kelly
Slater Bonus Group shall become entitled to 44.45% of the Kelly Slater Holdback
Shares (the "Employee Kelly Slater Allocation"). The Kelly Slater Holdback
Shares shall be distributed as follows: (1) in the event Activision has not made a Claim under the Warranty Escrow Agreement prior to the date the Members and
Kelly Slater Bonus Group become entitled to such Kelly Slater Holdback Shares, the Kelly Slater Holdback Shares shall be released from the Escrow Account and the Member Kelly Slater Allocation shall be distributed to the Members in accordance with their percentage ownership interest in the holdback amount as reflected on Schedule 2.2(a) and the Employee Kelly Slater Allocation shall be distributed to the Kelly Slater Bonus Group in accordance with the joint written direction of Peter Akemann and Don Likeness (or their successors in the Treyarch
Corporation), which joint written direction shall be subject to the approval of
Activision Publishing, such approval not to be unreasonably withheld, provided that no less than twenty percent (20%) of the Employee Kelly Slater Allocation shall be allocated to the Non-Activision Bonus Group; (2) in the event that
Activision has made a Claim under the Warranty Escrow Agreement prior to the date the Members and Kelly Slater Bonus Group become entitled to such Kelly
Slater Holdback Shares, the number of Kelly Slater Holdback Shares shall be reduced in proportion to the Member Kelly Slater Allocation and Employee Kelly
Slater Allocation by the

                                      -28-

amount equal to twenty percent (20%) of (A) the Losses (as defined in Section
7.2 below) divided by (B) the Maximum Price. Any Kelly Slater Holdback Shares
remaining after the reduction in clause (2) of the preceding sentence shall be released from the Escrow Account and the Member Kelly Slater Allocation shall be distributed to the Members in accordance with their percentage ownership interest in the holdback amount as reflected on Schedule 2.2(a) and the Employee
Kelly Slater Allocation shall be distributed to the Kelly Slater Bonus Group in accordance with the joint written direction of Peter Akemann and Don Likeness
(or their successors in the Treyarch Corporation), which joint written direction shall be subject to the approval of Activision Publishing, such approval not to be unreasonably withheld, provided that no less than twenty percent (20%) of the
Employee Kelly Slater Allocation shall be allocated to the Non-Activision Bonus
Group. In the event that the Claim described in clause (2) of this subsection is
Finally Resolved (as defined in the Warranty Escrow Agreement) in an amount
("Final Amount') less than the Losses set forth in such Claim, then the Members and Kelly Slater Bonus Group shall become entitled to such number of Kelly
Slater Holdback Shares equal to forty percent (40%) of (A) the Losses set forth in such Claim minus the Final Amount divided by (B) the Maximum Price and such
Kelly Slater Holdback Shares shall be released from the Escrow Account and shall be distributed in accordance with this Section 6.2(c)(iii).

     (iv) If Treyarch does not meet the conditions set forth in subsections (i),
(ii) or (iii), as applicable, with respect to a particular Activision Product, then the Employee Bonus Group shall forfeit in its entirety its Employee
Spider-Man Allocation, Employee Minority Report Allocation, or Employee Kelly
Slater Allocation, as applicable, and the Members shall become entitled, subject to the provisions of this Section 6.2(c)(iv), to such Employee Spider-Man
Allocation, Employee Minority Report Allocation, or Employee Kelly Slater
Allocation, as applicable, in addition to the Member Spider-Man Allocation,
Member Minority Report Allocation, or Member Kelly Slater Allocation, as
applicable. In the event that Treyarch does not meet the conditions set forth in subsections (i), (ii) or (iii), as applicable, with respect to a particular
Activision Product, then Any Applicable Holdback Shares shall be distributed to the Members as follows:

     (A) In the event there is a P&L Revenue Shortfall for such Activision
Product, the Members shall forfeit, and Activision shall be entitled to obtain a release from the Escrow Account and to cancel, the number of the Applicable
Holdback Shares for such Activision Product equal to (x) the P&L Revenue
Shortfall divided by (y) the Maximum Price, rounded to the nearest number of whole shares of Activision Common Stock (the "Shortfall Holdback Shares"). If
the number of Shortfall Holdback Shares exceeds the number of Applicable
Holdback Shares for such Activision Product, then all of the Applicable Holdback
Shares for such Activision Product shall be released to Activision and cancelled.

     (B) In the event the number of Applicable Holdback Shares for such
Activision Product exceeds the number of Shortfall Holdback Shares calculated pursuant to clause (A) above, then the Members shall be entitled to the number of Applicable Holdback Shares for such Activision Product equal to the
Applicable Holdback Shares minus the Shortfall Holdback Shares (the "Remaining
Applicable Holdback Shares"). The Remaining Applicable Holdback Shares shall no longer be subject to the development agreement holdback provisions of this
Section 6.2(c), and shall be shall be distributed as follows: (1) in the event
Activision has not made a Claim under the Warranty Escrow Agreement prior to the expiration of the Indemnification Hold Period, the Remaining Applicable Holdback
Shares shall be released from the Escrow Account and distributed to the Members in proportion to their respective ownership interests in Treyarch as set forth on Schedule 2.2(a); (2) in the event that Activision has made a Claim under the
Warranty Escrow Agreement prior to the expiration of the Indemnification Hold
Period, the number of Remaining Applicable Holdback Shares shall be reduced by the amount equal to the Applicable Percentage of (A) the Losses (as defined in
Section 7.2 below) divided by (B) the Maximum Price. Any Remaining Applicable
Holdback Shares remaining after the reduction in clause (2) of the preceding sentence shall be released from the Escrow Account and distributed to the
Members in proportion to their respective ownership interests in Treyarch as set forth on Schedule 2.2(a). For purposes of this clause (B), the "Applicable
Percentage" shall mean forty

                                      -29-

percent (40%) each in the case of the Spider-Man Holdback Shares and Minority
Report Holdback Shares and twenty percent (20%) in the case of the Kelly Slater
Holdback Shares.

     (C) In the event there is no P&L Revenue Shortfall for such Activision
Product, then the Members shall be entitled to all of the Applicable Holdback
Shares for such Activision Product, and the Applicable Holdback Shares for such
Activision Product shall no longer be subject to the development agreement holdback provisions of this Section 6.2(c) and shall be shall be distributed as follows: (1) in the event Activision has not made a Claim under the Warranty
Escrow Agreement prior to the expiration of the Indemnification Hold Period, the
Applicable Holdback Shares shall be released from the Escrow Account and distributed to the Members in proportion to their respective ownership interests in Treyarch as set forth on Schedule 2.2(a); (2) in the event that Activision has made a Claim under the Warranty Escrow Agreement prior to prior to the expiration of the Indemnification Hold Period, the number of Applicable Holdback
Shares shall be reduced by the amount equal to the Applicable Percentage of (A)
the Losses (as defined in Section 7.2 below) divided by (B) the Maximum Price.
Any Applicable Holdback Shares remaining after the reduction in clause (2) of the preceding sentence shall be released from the Escrow Account and distributed to the Members in proportion to their respective ownership interests in Treyarch as set forth on Schedule 2.2(a). For purposes of this clause (B), the
"Applicable Percentage" shall mean forty percent (40%) each in the case of the
Spider-Man Holdback Shares and Minority Report Holdback Shares and twenty percent (20%) in the case of the Kelly Slater Holdback Shares.

     (D) Activision shall have the right to obtain a release of any Applicable
Holdback Shares that are subject to the provisions of this Section 6.2(c) by delivery in a timely manner of a Release Notice (as defined in the Warranty
Escrow Agreement) to the Representative (as defined below) and the Escrow Agent in accordance with the Warranty Escrow Agreement.

     (E) Neither the Employee Holders nor the Non-Activision Bonus Group shall be entitled to any of either (A) the Remaining Applicable Holdback Shares to which the Members would be entitled under Section 6.2(c)(iv)(B), or (B) the
Applicable Holdback Shares to which the Members would be entitled under Section
6.2(c)(iv)(C).

     (v) Each Member's entitlement to the Applicable Holdback Shares pursuant to
Section 6.2(c) shall be subject to the terms and conditions of such Member's
Employment Agreement. Any Applicable Holdback Shares which have been forfeited by a Member pursuant to the terms of such Member's Employment Agreement shall be allocated pro rata among the other Members in proportion to such other Members'
percentage ownership interest in Treyarch.

     6.3. Registration of Activision Shares. (a) Activision agrees to use its reasonable best efforts to file with the SEC, as soon as practicable after the
Closing Date but (subject to Section 6.3(b)) in no event later than thirty (30)
days after the Closing Date, a registration statement on Form S-3, or on such other form as may be available, registering under the Securities Act, pursuant to Rule 415 under the Securities Act ("Rule 415") (if available), the offer and sale in the future of all of the Activision Shares issued by Activision to the
Members pursuant to this Agreement. Activision further agrees to (a) use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable, (b) maintain the effectiveness of such registration or successor registration statement filed by
Activision for the purpose of registering the shares of Activision Common Stock
(such registration statements being collectively referred to as the
"Registration Statement") until Activision Shares are eligible to be resold without restriction on disposition pursuant to the Securities Act and its related rules and regulations, (c) update the prospectus included in the
Registration Statement (the "Prospectus") from time to time as may be necessary to assure that the Prospectus does not make any untrue statement of a material fact or omit to state a material fact necessary in order to make the Prospectus not misleading, and (d) provide such number of copies of the Registration

                                      -30-

Statement and the Prospectus (as so updated) to the Members as they may reasonably request in order to facilitate the public sale or other disposition of Activision Shares covered by such Registration Statement.

     (b) Delay of Registration. The Members hereby agree that, at any time prior to December 31, 2001, the filing of the Registration Statement and its effectiveness may be subject to delay, postponement or any lock-up or other conditions as the representative of the managing underwriter pursuant to any underwritten offering of Activision Common Stock (including the offering contemplated in the Registration Statement on Form S-3 (Registration No.
333-66280) filed by Activision on July 30, 2001) shall reasonably determine;
provided, however, that the maximum number of Activision Shares that shall be subject to any lock-up shall not exceed two-thirds (2/3) of the aggregate number of Activision Shares not subject to Section 6.2, less any Activision Shares which have been sold, pledged, transferred by gift, hypothecated or otherwise disposed of prior the date of such lock-up. In connection with the foregoing, each Member shall execute and deliver the Lock-Up Agreement.

     (c) Costs and Expenses. Activision shall bear the costs incurred for its legal counsel, accounting and all other costs and expenses in connection with such registration including keeping the Registration Statement effective, excluding Treyarch's brokers' commissions and underwriters' fees, which may be incurred in connection with the preparation and filing of the Registration
Statement pursuant to Section 6.3(a).

     (d) Cooperation and Indemnification. (i) The Members agree that they will provide all required cooperation and furnish all necessary information and enter into such agreements customarily required of Selling Stockholders in connection with the preparation of the Registration Statement filed under the terms of this
Section 6.3, and the Members will represent and warrant the accuracy and completeness of all written information regarding the Members which is furnished by the Members for inclusion in the Registration Statement and will indemnify and hold Activision, and its directors, officers, shareholders, and underwriters harmless from and against any liability, loss or damage (including costs and reasonable attorneys' fees), incurred by or sustained by, or asserted against, any of them, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the information provided by the
Members or based on any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (ii) Activision shall indemnify and hold the Members harmless from and against any liability, loss or damage (including costs and reasonable attorneys'
fees) incurred by or sustained by, or asserted against, any of them, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or based on any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent such untrue statement of material fact (or alleged untrue statement) or omission
(or alleged omission) related to information regarding the Members which is furnished by the Members for inclusion in the Registration Statement.

     6.4. Further Assurances. Each party hereto shall, at the request of the other party and at such other party's expense, execute and deliver any further instruments or documents and take all such further action as such other party may reasonably request in order to effectuate the consummation of the Merger.
If, at any time or from time to time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the
Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

                                      -31-

     6.5. Confidentiality. Following the Closing, the Members shall keep confidential all information concerning the business, operations, properties, assets and financial affairs of Treyarch and may disclose such information only upon receipt of prior written consent from Activision, as required by law, or if such disclosure is required (a) in connection with the Members' filing of any state or federal income tax returns, or (b) by order of any judicial or administrative authority; provided, however, the Members shall not be required to keep confidential information that (x) is or becomes generally available to the public other than as a result of disclosure by the Members, (y) is or becomes available to the Members on a nonconfidential basis from a source other than Activision or (z) the Members or any of their affiliates is required to disclose pursuant to applicable law, rule, regulation or subpoena.

     6.6. Publicity. Activision and the Principal Members shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the rules of the applicable stock exchange if it has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

     6.7. Member Approval. Each of the Members has voted in favor of the approval and adoption of this Agreement and the transactions contemplated hereby and the approval of the Merger.

     6.8. Employment Matters. (a) Employees employed by Treyarch immediately prior to the Effective Time shall be employed by Activision Publishing immediately after the Effective Time on such terms and conditions of employment as may be determined by Activision Publishing in its sole discretion, provided that all such employees shall be eligible to participate in the Activision
Publishing Internal Project Bonus Plan as modified pursuant to Exhibit D hereto.
Nothing herein is intended or shall be construed to provide for a guarantee of employment or shall otherwise affect the "at will" employment status of the employees of Activision Publishing after the Effective Time.

     (b) Prior to or contemporaneous with the Effective Time, Activision
Publishing shall enter into employment contracts with the Principal Members
(other than Eric Steinmann and Shawn Capistrano) and the Other Key Employees and
such contracts shall contain terms and conditions of employment that are mutually acceptable to Activision Publishing and Treyarch.

                                  ARTICLE VII

                    SURVIVAL; INDEMNIFICATION; REPRESENTATIVE

     7.1. Survival. Except as otherwise set forth in this Section 7.1, the representations and warranties made in this Agreement or in any agreement, certificate or other document executed at or prior to the Effective Time in connection herewith (each an "Ancillary Document") shall survive until February
28, 2003 (the "Survival Date"). No investigation by Activision or on
Activision's behalf heretofore or hereafter conducted shall affect the representations, warranties or covenants of the Members set forth in this
Agreement.

     7.2. Indemnification by the Members. (a) To the fullest extent permitted by law, the Members shall, severally and not jointly, defend, indemnify and hold harmless Activision, Activision Publishing and Merger Subsidiary, and all
officers, directors and stockholders of Activision, Activision Publishing and
Merger Subsidiary, and their heirs, personal and legal representatives, guardians, successors and assigns ("Activision

                                      -32-

Indemnified Parties"), from and against any and all claims, losses, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, costs and expenses (including reasonable attorneys', accountants' and experts' fees and court costs) of every kind and nature (collectively, "Losses")
arising out of or resulting from any breach by Treyarch or the Members of any representation, warranty, agreement or covenant made by them in this Agreement.
The Members' liability to indemnify any Activision Indemnified Parties shall be in proportion to his or her respective ownership interest in Treyarch as of the
Closing Date.

     (b) Notwithstanding the provisions of Section 7.2(a) hereof, in no event shall any Employee Member be liable under Section 7.2(a) for an amount in excess of the number of Activision Shares such Employee Member receives under Section
2.2(a) hereto multiplied by the Maximum Price ("Maximum Employee Member
Indemnification").

     7.3. Indemnification Procedures. (a) Promptly after receipt by an
Activision Indemnified Party under this Section of notice of the commencement of any action or the incurrence of any Loss, such Activision Indemnified Party will, if a claim in respect of such action is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement of such action. Upon receipt of such notice the indemnifying party or parties shall have the right to assume and control the defense of such action with counsel of its choice, subject to the approval of the Activision
Indemnified Party, which approval shall not be unreasonably withheld. The
Activision Indemnified Parties shall have the right to participate in the defense of any action and to be represented by counsel of its or their own selection in connection with such action and to be kept fully and completely informed by the indemnifying party and its counsel as to the status of the action at all stages of the proceedings in such action, all at the Activision
Indemnified Party's cost and expense. The Activision Indemnified Party shall cooperate with the indemnifying party in any defense which the indemnifying party assumes. Activision shall be entitled to settle any action solely for monetary damages with respect to which it controls the defense subject to the prior consent of the Representative, which consent shall not be unreasonably withheld. The Representative shall be entitled to settle any action solely for monetary damages with respect to which it controls the defense, subject to the prior consent of Activision which consent shall not be unreasonably withheld.
The failure to notify an indemnifying party promptly of the commencement of any such action will not relieve him or her or it of any liability that he or she may have to any Activision Indemnified Party.

     (b) The Members' liability under Section 7.1 shall be several, not joint, and shall be in proportion to their respective ownership interests in Treyarch as set forth in Schedule 2.2(a) (subject to the limitation on liability of the
Employee Members under Section 7.2(b)). Any claim for indemnification shall be settled in the following manner:

     (i) first, delivery by Activision of a Claim Notice (as defined the
Warranty Escrow Agreement) for the number of Escrow Shares (as defined in the
Warranty Escrow Agreement) equal to the number of Applicable Holdback Shares calculated pursuant to clause (2) of the second sentence of Section
6.2(c)(i),(ii) or (iii), as applicable;

     (ii) then, in the event the amount of the Losses exceeds the number of
Escrow Shares determined pursuant to clause (i) above, delivery by the
Representative of cash or other property in the amount equal to (A) the Losses minus (B) the amount determined pursuant to clause (i) above.

     (c) In the event any claims settled by delivery of a Claim Notice under
Section 7.3(b)(i) are settled with Escrow Shares which the Members and Employee
Holders are not yet entitled to receive pursuant to Section 6.2(c) and ultimately will not have become entitled to receive pursuant to Section 6.2(c)
("Unearned Escrow Shares"), Activision shall be entitled to seek reimbursement from the Members for the amount ("Shortfall Amount") equal to the number of
Unearned Escrow Shares multiplied by the Maximum Price. Any

                                      -33-

claims for reimbursement will be made in accordance with the procedures set forth in this Section 7.3. The Members agree that Activision shall not seek reimbursement for such Shortfall Amount from the Employee Holders. The Members further agree that Activision may seek reimbursement for such Shortfall Amount at any time, including, without limitation, after the Survival Date.

     (d) Claims for Indemnification. No claim for indemnification will be valid unless a Claim Notice (as defined the Warranty Escrow Agreement) shall have been delivered pursuant to the Warranty Escrow Agreement on or prior to February 28,
2003, after which date the obligation to indemnify shall terminate with respect to any claim except those which were specifically identified in a Claim Notice prior to such date.

     7.4. Claims Resolution Procedure. The parties shall act in good faith as expeditiously as possible to resolve any and all claims for indemnification. To the extent any claims are not Finally Resolved (as defined in the Warranty
Escrow Agreement) on or before February 28, 2003 (the "Claims Resolution Date"), then the claims shall be resolved in accordance with the following arbitration procedure:

     (a) Each of Activision, on the one hand, and the Representative, on the other hand, shall select and appoint an arbitrator within five (5) days after the Claims Resolution Date to finally settle all unresolved claims. An arbitrator shall be selected and appointed by notice from one party to the other. The two arbitrators so selected shall select a third arbitrator and give written notice to the parties hereto of such selection within ten (10) days after the Claims Resolution Date. If the two arbitrators cannot agree on a third arbitrator within such ten (10) day period, then each of them shall nominate one person to serve as the third arbitrator and the third arbitrator shall be selected from the two nominees by toss of coin. No arbitrator shall be an officer, director, employee, affiliate or relative of either Activision,
Treyarch, the Representative, or the Members.

     (b) The arbitration shall be conducted jointly by the three arbitrators, who shall review all submissions by the parties with respect to the claim and make an award, by majority vote, within forty-five (45) days after the Claims
Resolution Date, which award, when signed by each of the arbitrators, shall be final and binding on the parties. Unless otherwise determined by the arbitrators by majority vote, (i) no hearings shall be held, and the decision shall be rendered based on written submissions by the parties, and (ii) all written submissions must be made by the parties within five (5) days after the date on which the third arbitrator is appointed. Once the award is made, a claim shall be Finally Resolved for purposes of the Warranty Escrow Agreement.

     (c) If either party shall refuse or neglect to select and appoint an arbitrator within five (5) days after the Claims Resolution Date in accordance with Section 7.5(a), then the arbitrator so appointed by the first party, acting alone as the sole arbitrator, shall proceed to arbitrate and resolve all claims, and such arbitrator's award in writing signed by such arbitrator shall be final and binding on the parties.

     (d) All expenses of the arbitration shall be shared equally by Activision, on the one hand, and the Representative, on the other, provided that the arbitrator(s) shall have the right to award fees and expenses to the prevailing party in the arbitration if they deem it appropriate under the circumstances, and except that each party shall bear the costs and fees of the arbitrator appointed by such party. The parties hereto agree that they will cooperate in good faith to allow any arbitration hereunder to occur promptly and be concluded as quickly as is reasonably possible.

                                      -34-

     (e) Judgment of any arbitration conducted hereunder may be entered on the arbitrators' award in any court having jurisdiction, and each party hereby consents to the jurisdiction of the California state courts sitting in Los
Angeles County for this purpose.

     7.5. Representative. (a) Eric Steinmann is hereby appointed as the
Representative to act as representative to the Members and to carry out the duties set forth in this Agreement and the Warranty Escrow Agreement; to give and receive notices and communications for and on behalf of the Members; to prosecute and defend litigation and claims for indemnification under this
Agreement and the Warranty Escrow Agreement; to settle disputes; to agree to, negotiate, enter into settlements and compromises of, and demand and pursue arbitration and comply with orders of courts and awards of arbitrators with respect to claims; and to take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing to effectuate and carry out the terms and purposes of the transactions contemplated by this Agreement and the Warranty Escrow Agreement. If Eric Steinmann is or
becomes unavailable to act as the Representative, then Shawn Capistrano shall be appointed successor Representative. If Shawn Capistrano is or becomes unavailable to act as the Representative, then a successor Representative shall be designated by the holders of a majority in interest of the Escrowed Property on the date such successor Representative is designated.

     (b) Notwithstanding any other provision herein to the contrary, Activision shall be able to rely conclusively on the instructions and decisions of the
Representative as to any matter requiring action or decision by the Members under this Agreement and the Warranty Escrow Agreement, and the Members shall not have any cause of action against Activision for any action taken by
Activision in reliance upon the instructions or decisions of the Representative.

     (c) In furtherance of the foregoing, the Representative may by written notice to the Escrow Agent, with a copy to Activision, request payment for or reimbursement of any and all reasonable legal fees and expenses paid or payable by the Representative in connection with any matters requiring any action by the
Representative as provided in this Agreement (collectively, "Reimbursement
Amounts"), including, without limitation, the defense and/or settlement of any claims and the Warranty Escrow Agreement, and the Escrow Agent shall be authorized to release from time to time from the Escrow Account an amount equal to such fees and expenses so requested unless, within ten (10) days after such notice Activision objects to such payment by delivery of notice to the
Representative and the Escrow Agent, in which case such fees and expenses will not be disbursed absent (1) agreement between the Representative and the
Activision or (2) a judgment of the arbitrators in connection with the resolution of a claim that such fees are reasonable and are not required to be reimbursed by Activision. Any notice or other communication to be delivered to the Representative shall be delivered pursuant to Section 8.3. The Members acknowledge and agree that no Member shall have any right to object, dissent, protest or otherwise contest or have any cause of action against the
Representative for any amounts paid to or by the Representative pursuant to this
Section 7.5(c).

     (d) In the event that the Reimbursement Amounts to be paid to the
Representative pursuant to Section 7.5(c) exceed the amounts in the Escrow
Account, in addition to the Reimbursement Amounts, the Representative may by
written notice to each Member, seek reimbursement for such excess amount. Each
Member agrees to reimburse the Representative in proportion to such Member's proportionate percentage ownership interest in Treyarch within ten (10) days of the receipt by such Member of such notice from the Representative pursuant to this Section 7.5(d).

     (e) All actions, decisions and instructions of the Representative shall be conclusive and binding upon all of the Members and no Member shall have any right to object, dissent, protest or otherwise contest the same or have any cause of action against the Representative for any action taken, decision made
or

                                      -35-

instruction given by the Representative under this Agreement and the Warranty
Escrow Agreement, except for fraud or willful misconduct by the Representative.

     (f) In acting as the representative of the Members, the Representative may rely upon, and shall not be liable to any Member for acting or refraining from acting upon, an opinion of counsel, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, arbitrator's award, appraisal, bond or other paper or document reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties. The Representative shall incur no liability to any Member or other Person with respect to any action taken or suffered by the Representative in his capacity as Representative in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for any other action or inaction except his own fraud or willful misconduct and the Representative shall be indemnified and held harmless by the Members from all losses, costs, and expenses which the
Representative may incur as a result of involvement in any legal proceedings arising from the performance of his duties hereunder. The Representative may perform his duties as Representative either directly or by or through his agents or attorneys, and the Representative shall not be responsible to the Members for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by him hereunder.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Activision may assign its rights, interests or obligations hereunder to any affiliate provided that Activision remains obligated hereunder and such assignment does not alter the rights, interests or obligations of the Members hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No assignment permitted under this Agreement shall relieve any such assignor of any of his, her or its obligations under this Agreement and any assignee shall assume in writing all of the undertakings of assignor under this Agreement.
Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, surviving corporations, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.2. Entire Agreement. This Agreement (including the Exhibits and Schedules annexed hereto), and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, among the parties with respect thereto.
No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     8.3. Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

         If to the Treyarch                 Treyarch Invention LLC
                  or the Members:           3420 Ocean Park Boulevard
                                            Suite 2000
                                            Santa Monica, CA 90405
                                            Attn:    Don Likeness
                                            Tel.:    (310) 581-4700
                                            Fax:     (310) 581-4702

         With a copy to (which shall
                  not constitute notice):   Eric Steinmann
                                            P.O. Box 1976
                                            Wrightwood, CA 92397
                                            Tel.:    (760) 249-4734

         If to the Representative:          Eric Steinmann
                                            P.O. Box 1976
                                            Wrightwood, CA 92397
                                            Tel.:    (760) 249-4734

         With a copy to (which shall
                  not constitute notice):   Don Likeness
                                            Treyarch Invention LLC
                                            3420 Ocean Park Boulevard
                                            Suite 2000
                                            Santa Monica, CA 90405

         If to Activision and               Activision, Inc.
                  Merger Subsidiary:        3100 Ocean Park boulevard
                                            Santa Monica, California 90405
                                            Attn.:   George Rose, Esq.
                                            Tel.:    (310) 255-2603
                                            Fax:     (310) 255-2152

         With a copy to (which shall:       Robinson Silverman Pearce Aronsohn
                  not constitute notice)    & Berman LLP
                                            1290 Avenue of the Americas
                                            New York, New York 10104
                                            Attn: Kenneth L. Henderson, Esq.
                                            Tel.:    (212) 541-2275
                                            Fax:     (212) 541-1357

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date received.

     8.4. Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

     8.5. Governing Law. This Agreement has been executed and delivered by the parties in California, and shall be governed by and construed in accordance with the laws of the State of California without regard to its rules of conflict of laws. All parties consent to the exercise of personal jurisdiction over them in
California and agree that any lawsuit arising out of or relating to this
Agreement shall be brought exclusively in a court of competent subject matter jurisdiction located within the County of Los Angeles, State of California.

                                      -37-

     8.6. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     8.7. Headings. All of the Section and Article headings in this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     8.8. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     8.9. No Party Deemed Drafter. The parties agree that no one party shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or equity, such court shall not construe this Agreement or any provision of this Agreement against any party as the drafter of the Agreement. The parties, and each of them, acknowledge that all parties have contributed substantially and materially to the preparation of this
Agreement.

     8.10. Incorporation. The Schedules and Exhibits hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     8.11. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this
Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this
Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.12. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

     8.13. Specific Performance. The parties hereto agree that any material breach or attempted or threatened breach of the provisions of this Agreement could result in irreparable injury to the parties for which no adequate remedy at law would exist, and damages would be difficult to determine, and consent to specific performance of the terms hereof, without limiting the applicability of any other remedy at law or equity.

     8.14. Expenses. The parties agree that Activision shall bear all costs and expenses incurred by it and Merger Subsidiary, and the Members shall bear all costs and expenses incurred by them and Treyarch, in connection with negotiating and completing this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, attorneys' and accountants' fees and expenses. Notwithstanding the foregoing, the parties agree that Activision shall pay the attorneys' fees incurred by the Members in connection with this Agreement up to a maximum aggregate amount of $10,000.

                                      -38-

                           [SIGNATURE PAGE FOLLOWS.]

                                      -39-

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                              ACTIVISION, INC.

                              By: /s/ George Rose
                                 --------------------------------
                                 Name:  George Rose
                                 Title: Senior Vice President
                                          and General Counsel

                             ACTIVISION PUBLISHING, INC.

                             By: /s/ George Rose
                                --------------------------------
                                Name:  George Rose
                                Title: Senior Vice President
                                         and General Counsel

                             TREYARCH ACQUISITION, INC.

                             By: /s/ George Rose
                                --------------------------------
                                Name:  George Rose
                                Title: Senior Vice President
                                         and General Counsel

                             TREYARCH INVENTION LLC

                             By: /s/ Don Likeness
                                --------------------------------
                                Name:  Don Likeness
                                Title: Managing Member

                             PRINCIPAL MEMBERS

                                      By: /s/ Don Likeness
                                         --------------------------------
                                              Don Likeness

                                      By: /s/ Peter Akemann
                                         --------------------------------
                                              Peter Akemann

                                      By: /s/ Eric Steinmann
                                         --------------------------------
                                              Eric Steinmann

                                      -40-

                                      By: /s/ Shawn Capistrano
                                         --------------------------------
                                              Shawn Capistrano

                             REPRESENTATIVE

                                      By: /s/ Eric Steinmann
                                         --------------------------------
                                              Eric Steinmann

                                      -41-

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                      among

                                ACTIVISION, INC.,

                          ACTIVISION PUBLISHING, INC.,

                           TREYARCH ACQUISITION, INC.,

                             TREYARCH INVENTION LLC

                                       and

                  DON LIKENESS, PETER AKEMANN, ERIC STEINMANN,
                               SHAWN CAPISTRANO ,

                                     And the

                       PERSONS LISTED ON SCHEDULE 1 HERETO

                                 as the Members,

                               and ERIC STEINMANN,

                              as the Representative

                         Dated as of September 28, 2001

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I    THE MERGER                                                        1
 1.1.        The Merger                                                        1
 1.2.        The Closing                                                       2
 1.3.        Effective Time                                                    2
 1.4.        Articles of Incorporation; By-Laws                                2
 1.5.        Directors and Officers                                            2
 1.6.        Dissenting Shares                                                 2
 1.7.        Tax Consequences                                                  2
ARTICLE II   CONVERSION OF SHARES; MERGER CONSIDERATION                        3
 2.1.        Conversion of Merger Subsidiary Shares                            3
 2.2.        Merger Consideration                                              3
 2.3.        Employees                                                         4
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF TREYARCH AND THE MEMBERS        4
 3.1.        Organization                                                      4
 3.2.        Authorization, Validity and Effect of Agreement                   5
 3.3.        Capitalization                                                    5
 3.4.        No Subsidiaries                                                   5
 3.5.        Other Interests                                                   5
 3.6.        No Violation                                                      5
 3.7.        Investment Intent                                                 6
 3.8.        Financial Statements; Undisclosed Liabilities                     6
 3.9.        Litigation                                                        7
 3.10.       Absence of Certain Changes                                        7
 3.11.       Taxes                                                             8
 3.12.       Books and Records                                                10
 3.13.       Properties                                                       10
 3.14.       Environmental Matters                                            10
 3.15.       No Brokers                                                       11
 3.16.       Related Party Transactions                                       11
 3.17.       Contracts and Commitments                                        11
 3.18.       Employee Matters and Benefit Plans                               12
 3.19.       Equity Sharing Plan                                              16
 3.20.       Intellectual Property                                            16
 3.21.       Consents                                                         19
 3.22.       Insurance                                                        19
 3.23.       Relationships with Suppliers, Licensors and Customers            19
 3.24.       Bank Accounts                                                    19
 3.25.       Material Compliance with Agreements                              19
 3.26.       Disclosure                                                       19
ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF ACTIVISION                     20
 4.1.        Organization                                                     20
 4.2.        Corporate Power and Authority; Effect of Agreement               20
 4.3.        Capitalization                                                   20
 4.4.        No Violation                                                     21
 4.5.        SEC Documents                                                    21
 4.6.        Absence of Certain Changes                                       21
 4.7.        Material Compliance with Agreements                              22
 4.8.        No Brokers                                                       22
ARTICLE V    CONDITIONS TO CLOSING                                            22
 5.1.        Conditions to Treyarch's and the Members' Performance            22
 5.2.        Conditions to Activision's and Merger Subsidiary's Performance   23
ARTICLE VI   COVENANTS AND OTHER AGREEMENTS                                   25
 6.1.        Restrictions on Sale of Activision Shares                        25
 6.2.        Share Holdback                                                   25
 6.3.        Registration of Activision Shares                                32
 6.4.        Further Assurances                                               33
 6.5.        Confidentiality                                                  34
 6.6.        Publicity                                                        34
 6.7.        Member Approval                                                  34
 6.8.        Employment Matters                                               34
ARTICLE VII  SURVIVAL; INDEMNIFICATION; REPRESENTATIVE                        34
 7.1.        Survival                                                         34
 7.2.        Indemnification by the Members                                   35
 7.3.        Indemnification Procedures                                       35
 7.4.        Claims Resolution Procedure                                      36
 7.5.        Representative                                                   37
ARTICLE VIII MISCELLANEOUS                                                    38
 8.1.        Assignment; Binding Effect; Benefit                              38
 8.2.        Entire Agreement                                                 39
 8.3.        Notices                                                          39
 8.4.        Amendment                                                        40
 8.5.        Governing Law                                                    40
 8.6.        Counterparts                                                     40
 8.7.        Headings                                                         40
 8.8.        Waivers                                                          40
 8.9.        No Party Deemed Drafter                                          40
 8.10.       Incorporation                                                    40
 8.11.       Severability                                                     41
 8.12.       Interpretation                                                   41
 8.13.       Specific Performance                                             41
 8.14.       Expenses                                                         41